UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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HSN, Inc.

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N/A

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April 17, 2009

Dear Shareholder:

You are invited to attend the 2009 Annual Meeting of Shareholders of HSN, Inc., which will be held on Tuesday, May 19, 2009 at 9:30 a.m., local time, at the HSN, Inc. corporate headquarters, located at 1 HSN Drive, St. Petersburg, Florida 33729. At the meeting you will be asked to vote on the election of our directors, ratification of the appointment of our auditors and approval of the Second Amended and Restated 2008 Stock and Annual Incentive Plan. We are pleased to announce that all of our directors have agreed to stand for re-election at the Annual Meeting.

Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the meeting, please take the time to complete, sign, date and return the accompanying proxy card in the enclosed envelope to make certain your shares will be represented at the meeting. You may also submit a proxy for your shares by telephone or through the internet by following the instructions on the enclosed proxy card.

Thank you for your continued support of HSN, Inc. and I hope to see you on May 19th.

Sincerely,

Mindy Grossman
Chief Executive Officer

HSN, INC.

1 HSN Drive

St. Petersburg, Florida 33729

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of HSN, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of HSN, Inc., a Delaware corporation, will be held on Tuesday, May 19, 2009 at 9:30 a.m., local time, at the HSN, Inc. corporate headquarters, located at 1 HSN Drive, St. Petersburg, Florida 33729. At the Annual Meeting, shareholders will be asked:

1.	to elect ten directors, each to hold office for a one-year term ending on the date of the next succeeding Annual Meeting of shareholders (or until such director’s successor shall have been elected);

2.	to ratify the appointment of Ernst & Young LLP as our independent registered certified public accounting firm for the fiscal year ending December 31, 2009;

3.	to approve the Second Amended and Restated 2008 Stock and Annual Incentive Plan; and

4.	to transact such other business as may properly come before the meeting or any related adjournments or postponements.

These business items are described more fully in the Proxy Statement accompanying this Notice.

Our Board of Directors has set March 6, 2009 as the record date for the Annual Meeting. This means that holders of record of our common stock at the close of business on that date are entitled to receive notice of the meeting and to vote their shares at the meeting or any related adjournments or postponements.

By Order of the Board of Directors,

Linda C. Frazier
Vice President and Assistant Secretary

April 17, 2009

St. Petersburg, Florida

All Shareholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, we urge you to submit your proxy or voting instructions as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on the enclosed proxy card or voting instruction form.

PROXY STATEMENT

ii

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why am I receiving these materials?

A:	HSN, Inc., or HSNi, is providing these proxy materials to you in connection with the solicitation of proxies by HSNi’s Board of Directors, or the Board, for use at HSNi’s 2009 Annual Meeting of Shareholders, or the Annual Meeting. The Annual Meeting will take place on May 19, 2009. Shareholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement. The proxy statement and the accompanying proxy card are being mailed on or about April 17, 2009.

Q:	What information is contained in these materials?

A:	The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our most highly paid executive officers and our directors, and certain other required information. Our 2008 Annual Report, which includes our audited consolidated financial statements for the year ended December 31, 2008, is also enclosed with this proxy statement.

Q:	What does it mean if I received more than one proxy or voting instruction form?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for each proxy and voting instructions form you receive to ensure that all of your shares are voted.

Q:	What matters will HSN, Inc. shareholders vote on at the Annual Meeting?

A:	Our shareholders will vote on the following proposals:

Proposal 1—to elect ten directors, each to hold office for a one-year term ending on the date of the next succeeding annual meeting of shareholders or until such director’s successor shall have been duly elected and qualified;

Proposal 2—to ratify the appointment of Ernst & Young, LLP, or E&Y, as our independent registered certified public accounting firm for the year ending December 31, 2009;

Proposal 3— to approve our Second Amended and Restated 2008 Stock and Annual Incentive Plan; and

Proposal 4—to transact such other business as may properly come before the meeting and any related adjournments or postponements.

Q:	What are the Board’s voting recommendations?

A:	The Board of Directors recommends that you vote your shares as follows:

“FOR” each of the ten nominees to the Board of Directors (Proposal 1);

“FOR” the ratification of the appointment of Ernst & Young, LLP as our independent registered certified public accounting firm (Proposal 2); and

“FOR” the approval of the Second Amended and Restated 2008 Stock and Annual Incentive Plan (Proposal 3).

Q:	Who is entitled to vote at the Annual Meeting?

A:

Each share of our common stock outstanding as of the close of business on March 6, 2009, the record date, is entitled to one vote at the Annual Meeting. As of the close of business on the record date, there were 56,342,620 shares of our common stock, outstanding and entitled to vote. You may vote all of the shares owned by you as of the close of business on March 6, 2009 and are entitled to one vote per share of common stock held on the record date. These shares include shares that are (1) held of record directly in your name, including shares purchased through equity incentive plans, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q:	What is the difference between a shareholder of record and a shareholder who holds stock in street name?

A:	If your shares are registered in your name, you are a shareholder of record with respect to those shares. As a shareholder of record, you have the right to vote in person at the Annual Meeting or vote by proxy on the proxy card included with these materials.

If your shares are held in the name of your broker, bank or other nominee, these shares are held in street name. As the beneficial owner of these shares, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account. Since you are not the shareholder of record, you must request and receive a valid proxy from your broker, bank or another holder of record in order to vote these shares in person at the Annual Meeting. Your broker, bank, or nominee has enclosed a voting instruction form for you to use in directing the broker, bank or nominee regarding how to vote your shares.

Q:	If I hold my shares in street name through my broker, will my broker vote these shares for me?

A:	If you hold HSNi shares in street name, you must provide your broker, bank or other holder of record with instructions in order to vote these shares. To do so, you should follow the directions regarding voting instructions provided to you by your bank, broker or other holder of record.

Banks, brokers and other holders of record have discretionary authority to vote shares held in street name, even if they do not receive instructions from the beneficial owner, on routine proposals, which include the election of directors and the ratification of the appointment of an independent registered certified public accounting firm. Accordingly, if you do not provide your bank, broker or other holder of record with voting instructions with respect to the election of directors (Proposal 1) and/or the ratification of the appointment of our independent registered certified public accounting firm (Proposal 2), which are considered routine matters, such holder will have discretionary authority to vote your shares held in street name on these proposals at the meeting. As a result of this discretionary authority, broker non-votes will not occur in connection with Proposals 1 and 2.

However, banks, brokers and other holders of record do not have discretionary authority to vote shares held in street name in connection with non-routine proposals, which include Proposal 3 and Proposal 4. As a result, broker non-votes will occur in connection with Proposal 3 and Proposal 4.

Q:	What are the quorum requirements for the meeting?

A:	The presence of holders having a majority of the outstanding shares constitutes a quorum. The shares may be presented in person or presented by proxy at the meeting. Both abstentions and broker non-votes are counted as present for purpose of determining the presence of a quorum.

Q:	What is the voting requirement to approve each of the proposals?

A:	In an uncontested election of directors, such as this election, each director must be elected by the affirmative vote of a plurality of the shares of common stock present in person or represented by proxy and entitled to vote.

The proposal to ratify the appointment of Ernst & Young, LLP as our independent registered certified public accounting firm requires the affirmative vote of a majority of the votes cast with respect to the proposal by the shares present in person or represented by proxy and entitled to vote.

The proposal to approve the Plan requires the affirmative vote of a majority of the votes cast with respect to the proposal by the shares present in person or represented by proxy and entitled to vote.

Q:	What do I need to do now to vote at the meeting?

A:	Our Board of Directors is soliciting proxies for use at the meeting. Shareholders of record may vote their shares in any of four ways:

•	Submitting a Proxy by Mail: If you choose to submit your proxy by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided;

•

Submitting a Proxy by Telephone: Submit a proxy for your shares by telephone by using the toll-free telephone number provided on your proxy card. Telephone voting is available 24 hours a day and will close at 5:00 p.m., Eastern Daylight Time, on May 18, 2009;

•

Submitting a Proxy by Internet: Submit your proxy via the internet. The website for internet proxy voting is on your proxy card. Internet proxy voting is also available 24 hours a day and will close at 5:00 p.m., Eastern Daylight Time, on May 18, 2009; or

•

Voting in Person: If you were registered as a shareholder on our books on March 6, 2009 or if you have a letter from your broker identifying you as a beneficial owner of HSN, Inc. shares as of that date, you may vote in person by attending the 2009 Annual Meeting.

Street name holders may submit a proxy by telephone or the internet if their bank or broker makes these methods available, in which case the bank or broker will enclose related instructions with this proxy statement. If you submit a proxy by telephone or via the internet you should not return your proxy card. Instructions on how to submit a proxy by telephone or via the internet are located on the proxy card enclosed with this proxy statement. If you hold your shares through a bank or broker, follow the voting instructions you receive from your bank or broker.

Q:	What happens if I abstain?

A:	Abstentions are counted for purposes of determining whether there is a quorum but are not counted as votes cast.

Q:	Can I change my vote or revoke my proxy?

A:	Yes. If you are a shareholder of record, you may change your vote or revoke your proxy at any time before the vote at the meeting by:

•	delivering to BNY Mellon Shareowner Services a written notice, bearing a date later than the proxy, stating that you revoke the proxy;

•	submitting a later-dated proxy relating to the same shares by mail, telephone or the internet prior to the vote at the meeting; or

•	attending the meeting and voting in person (although attendance at the meeting will not, by itself, revoke a proxy).

Q:	Will anyone contact me regarding this vote?

A:	We have retained BNY Mellon Shareowner Services to distribute proxy solicitation materials to brokers, banks and other nominees and to assist in the solicitation of proxies from HSNi shareholders. The fee for this firm’s services is estimated to be $5,500, plus reimbursement for reasonable out-of-pocket costs and expenses.

In addition to solicitation by mail, the directors, officers and employees of HSNi may solicit proxies from shareholders by telephone, letter, facsimile or in person. Following the original mailing of the proxy solicitation materials, HSNi will request brokers, custodians, nominees and other record holders to forward copies of the proxy statement and related soliciting materials to persons for whom they hold shares of HSNi common stock and to request authority for the exercise of proxies. In such cases, HSNi upon the request of the record holders, will reimburse such holders for their reasonable expenses.

Such solicitations may be made by mail, telephone, facsimile, e-mail or personal interviews. In addition, we reserve the right to solicit proxies through our directors, officers and employees in person and by telephone or facsimile.

Q:	Who has paid for this proxy solicitation?

A:	All expenses incurred in connection with the solicitation of proxies, including the printing and mailing of this Proxy Statement will be borne by HSNi.

Q:	Where can I find the voting results of the Annual Meeting?

A:	HSNi will announce preliminary voting results at the Annual Meeting and will publish final results in HSNi’s quarterly report on Form 10-Q for the second quarter of 2009.

Q:	May I propose actions for consideration at next year’s annual meeting or nominate individuals to serve as directors?

A:	You may submit proposals for consideration at future annual shareholder meetings. In order for a shareholder proposal to be considered for inclusion in the proxy material for our 2010 Annual Meeting of Shareholders, your proposal must be received by our Corporate Secretary no later than March 3, 2010. We advise you to review our By-Laws, which contain these and other requirements with respect to advance notice of shareholder proposals and director nominations, including certain information that must be included concerning the shareholder and each nominee and proposal. Our By-Laws were filed as an exhibit to our Form 8-K filed with the U.S. Securities and Exchange Commission, or SEC, on August 25, 2008. Our public filings can be viewed by visiting our investor relations website at http://www.hsni.com/. You may also obtain a copy by writing to our Corporate Secretary at our principal executive office at 1 HSN Drive, St. Petersburg, Florida 33729.

PROPOSAL 1—ELECTION OF DIRECTORS

Proposal and Required Vote

Proposal 1 is the election of ten nominees to the Board of Directors. The number of directors constituting the entire Board of Directors is currently fixed at ten. The Nominating Committee of the Board has recommended that these individuals be nominated for election. Each of these individuals currently serves as a director. If elected, each will hold office until the next succeeding annual meeting of shareholders or until such director’s successor shall have been duly elected and qualified. Information concerning all director nominees appears below.

The Board of Directors expects that all of the nominees will, if elected, be available to serve. If any nominee should decline re-election or become unable to serve for any reason, votes will be cast for a substitute nominee, if any, designated by the Board of Directors or, if none is so designated prior to the election, votes will be cast according to the judgment of the person or persons voting the proxy.

The election of each of Gregory R. Blatt, Michael C. Boyd, Patrick Bousquet-Chavanne, William Costello, James M. Follo, Mindy Grossman, Stephanie Kugelman, Arthur C. Martinez, Thomas J. McInerney and John B. Morse, Jr. as directors requires the affirmative vote of a plurality of the shares of our common stock present in person or represented by proxy and entitled to vote.

The Board of Directors unanimously recommends that shareholders vote FOR the election of each of its nominees for director named below.

Information Concerning Director Nominees

The following information was provided by the nominees:

Nominee	Age	Principal Occupation and Other Information
Gregory R. Blatt	40	Gregory R. Blatt has served as a member of the Board of Directors since August 2008. Mr. Blatt was named Chief Executive Officer of Match.com in February 2009. Prior to that, Mr. Blatt served as Executive Vice President, General Counsel and Secretary of IAC since March 2005 and had previously served as Senior Vice President, General Counsel and Secretary of IAC since November 2003. Prior to joining IAC in November 2003, Mr. Blatt served as Executive Vice President, Business Affairs and General Counsel of Martha Stewart Living Omnimedia, Inc., or MSO, from January 2001 to October 2003, Executive Vice President and General Counsel of MSO from September 1999 to January 2001 and Senior Vice President, General Counsel of MSO from May 1999 to September 1999. Prior to joining MSO, Mr. Blatt was an associate with Grubman Indursky & Schindler, P.C., a New York entertainment and media law firm, from 1997 to May 1999, and prior to that, was an associate at Wachtell, Lipton, Rosen & Katz, a New York law firm, from 1995 to 1997.

Michael C. Boyd	67	Michael C. Boyd has served as a member of the Board of Directors and Audit Committee since August 2008. Mr. Boyd currently serves as Chairman and Chief Executive Officer of Longport, Inc., a medical technology company that specializes in high resolution imaging. Mr. Boyd also serves on the board of directors of Shop.com and BIAP.com. Mr. Boyd was a co-founder of QVC, Inc. in 1986 and served as President until his retirement in 1994. Mr. Boyd has been nominated as a director by Liberty Media Corporation, or Liberty.

Patrick Bousquet-Chavanne	51	Patrick Bousquet-Chavanne has served as a member of the Board of Directors and the Compensation and Human Resources Committee since August 2008. Mr. Bousquet-Chavanne has served as President and Chief Executive Officer of T-Ink, Inc., a company specializing in advance conductive technology since July 2007. Prior to joining T-Ink, Mr. Bousquet-Chavanne served as Group President of The Estée Lauder Companies Inc. from July 2001 through June 2008. In this role, he led the Estée Lauder and other flagship brands and focused on strategic opportunities for The Estée Lauder Companies across Europe and Asia. Prior to joining Estée Lauder in 1989, Mr. Bousquet-Chavanne served as Managing Director for Elizabeth Arden in the United Kingdom. He is a member of the board of directors of Brown-Forman Corporation where he serves on the compensation committee and the corporate governance and nominating committee. Mr. Bousquet-Chavanne is also a member of the Franco-American Business Council, and the Council for Asia-Pacific Economic Cooperation. Mr. Bousquet-Chavanne also serves on the Advisory Board of the New York City Ballet.

Nominee	Age	Principal Occupation and Other Information
William Costello	62	William Costello has served as a member of the Board of Directors since August 2008. Mr. Costello served in a number of executive positions with QVC, Inc. through his retirement in March 2007. He joined QVC as its Chief Financial Officer in November 1989. In addition to these duties, Mr. Costello became QVC’s Chief Operating Officer in May 2002 and also served as President of QVC International from July 2001. Prior to joining QVC, Mr. Costello served as Chief Financial Officer, then Chief Operating Officer and a member of the board of directors of Best Products, a catalog showroom retailer. Prior to joining Best Products, Mr. Costello was a partner at KPMG LLP. Mr. Costello has been nominated as a director by Liberty.

James M. Follo	49	James M. Follo has served as a member of the Board of Directors, the Chairman of the Audit Committee and a member of the Nominating Committee since August 2008. Mr. Follo has served as Senior Vice President and Chief Financial Officer of The New York Times Company since January 2007. From July 1998 through March 2006, Mr. Follo served in various senior financial management positions at Martha Stewart Living Omnimedia, Inc., most recently as Chief Financial and Administrative Officer.

Mindy Grossman	51	Mindy Grossman has served as a member of our Board of Directors and a member of the Executive Committee since August 2008. Ms. Grossman has served as Chief Executive Officer of HSNi since August 2008. Prior to the spin-off, Ms. Grossman served as Chief Executive Officer of the retailing division of IAC, or HSN, a position she held since April 2006. A 30-year veteran of the retail and apparel industries, Ms. Grossman joined IAC from Nike, Inc., where she served as Vice President and head of the company’s global apparel business from October 2000 to March 2006. Prior to Nike, Ms. Grossman was President and Chief Executive Officer at Polo Jeans Company from October 1995 to October 2000. Ms. Grossman was Vice President of New Business at Polo Ralph Lauren Corporation from October 1994 to October 1995 and President of the Chaps Ralph Lauren division of Warnaco’s Menswear division from September 1991 to October 1994. Ms. Grossman was Vice President of Sales and Merchandising at Tommy Hilfiger from June 1987 to September 1991. Ms. Grossman began her career working for a variety of other apparel companies. Ms. Grossman serves on the board of directors at the National Retail Federation, as well as the East Harlem School at Exodus House in New York. She is the Chairperson of the Fashion Institute of Technology’s Executive Women in Fashion Advisory Board, and is a member of the advisory board of the J. Baker School of Retail at the Wharton School of Business.

Nominee	Age	Principal Occupation and Other Information
Stephanie Kugelman	61	Stephanie Kugelman has served as a member of our Board of Directors and a member the Compensation and Human Resources Committee since August 2008. Ms. Kugelman currently serves as a principal of A.S.O., A Second Opinion, a brand consultancy firm that she founded. Prior to founding A.S.O., Ms. Kugelman was employed by Young & Rubicam for 36 years. During her tenure at Young & Rubicam, Ms. Kugelman served in increasingly senior roles, mostly recently as Vice Chairman and Chief Strategic Officer from June 2001 to March 2007 and as Chairman and Chief Executive Officer of Young & Rubicam’s New York office from May 1999 to May 2001. Ms. Kugelman serves as a Vice Chairman Emeritus at Young & Rubicam. She is also a member of the board of directors of Whole Foods Market, Inc. and sits on its nominating and governance committee.

Arthur C. Martinez	69	Arthur C. Martinez has served as the Chairman of the Board of Directors, the Chairman of the Nominating Committee and a member of the Executive Committee since August 2008. Mr. Martinez has been a director of IAC since September 2005. Mr. Martinez retired in 2000 as Chairman of the Board, President and Chief Executive Officer of Sears, Roebuck and Co., positions he held from 1995. He was Chairman and Chief Executive Officer of the former Sears Merchandise Group from 1992 to 1995. Prior to his tenure at Sears, he served as Vice Chairman and a director of Saks Fifth Avenue from 1990 to 1992. Mr. Martinez is a member of the boards of directors of PepsiCo, Inc., Liz Claiborne, Inc. and International Flavors & Fragrances Inc., and serves as Chairman of the Supervisory Board of ABN AMRO Holding, N.V. Mr. Martinez also serves as a Trustee of Greenwich Hospital, Northwestern University and the Chicago Symphony Orchestra.

Thomas J. McInerney	44	Thomas J. McInerney has served as a member of the Board of Directors and a member of the Audit Committee and the Executive Committee since August 2008. Mr. McInerney has been Executive Vice President and Chief Financial Officer of IAC since January 2005. Mr. McInerney previously served as Chief Executive Officer of the retailing division of IAC from January 2003 through December 2005. Prior to that time, Mr. McInerney served as Executive Vice President and Chief Financial Officer of Ticketmaster and its predecessor company, Ticketmaster Online-Citysearch, Inc., since May 1999. Prior to joining Ticketmaster, Mr. McInerney worked at Morgan Stanley, most recently as a Principal.

John B. (Jay) Morse, Jr.	62	John B. (Jay) Morse, Jr. has served as a member of the Board of Directors, a member of the Audit Committee and the Chairman of our Compensation and Human Resources Committee since December 2008. Mr. Morse served as Senior Vice President, Finance and Chief Financial Officer of The Washington Post Company from November 1989 until his retirement in December 2008. He also served as President of Washington Post Telecommunications, Inc. and Washington Post Productions, Inc., both subsidiaries of The Washington Post Company. Prior to joining this organization, Mr. Morse was a partner at PricewaterhouseCoopers LLP where he worked with publishing/media companies and multilateral lending institutions for more than 17 years. Mr. Morse is also a member of the board of directors of Host Hotels & Resorts, L.P. (formerly Host Marriott LP) and AES Corporation. Mr. Morse is a member of the Financial Accounting Standards Advisory Counsel, the advisory counsel to the Financial Accounting Standards Board.

Director Compensation

General

HSNi does not compensate employees for service on the Board. Each non-employee member of our Board of Directors receives an annual retainer in the amount of $50,000. Each member of the Audit Committee and Compensation and Human Resources Committee (including their respective chairs) receives an additional annual retainer in the amount of $10,000. Each member of the Nominating Committee receives an additional annual retainer in the amount of $5,000. The chair of each of the Audit Committee and Compensation and Human Resources Committee receives an additional retainer in the amount of $15,000.

In addition, each non-employee director received a grant of restricted stock units, or RSUs, with a dollar value of $100,000 upon his or her initial election to the Board of Directors and will receive grants annually thereafter upon re-election at our annual meeting of shareholders. The terms of these RSUs provide for (i) vesting in two equal annual installments commencing on the first anniversary of the grant date, (ii) cancellation and forfeiture of unvested units in their entirety upon termination of service on the Board and (iii) full acceleration of vesting upon a change in control of HSNi. Non-employee directors are also reimbursed for all reasonable expenses incurred in connection with attendance at Board and committee meetings.

Mr. Martinez serves as Chairman of the Board. As such, Mr. Martinez is the Board’s principal liaison with management, with particular focus on public company reporting obligations and corporate governance matters. For his services as Chairman, Mr. Martinez receives an annual retainer of $350,000 and receives RSUs with a dollar value of $350,000 on identical terms as those described above. Because it is expected that a significant part of Mr. Martinez’s activities will be transitional in light of our recent spin-off, the Board expects to re-evaluate this compensation arrangement following his first year of service and periodically thereafter.

The Nominating Committee has primary responsibility for establishing non-employee director compensation arrangements, which are designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of our stock to further align directors’ interests with those of our shareholders. When considering non-employee director compensation arrangements, our management will provide the Nominating Committee with information regarding various types of non-employee director compensation arrangements and practices of selected peer companies.

Deferred Compensation Plan for Non-Employee Directors

Under our Deferred Compensation Plan for Non-Employee Directors, non-employee directors may defer all or a portion of their board and committee fees. Eligible directors who defer all or any portion of these fees can elect to have such fees applied to the purchase of share units, representing the number of shares of our common stock that could have been purchased on the relevant date, or credited to a cash fund. If any dividends are paid on the common stock, dividend equivalents will be credited on the share units. The cash fund will be credited with deemed interest at an annual rate equal to the weighted average prime lending rate of JPMorgan Chase Bank. After a director ceases to serve as such, he or she will receive (i) with respect to share units, such number of shares of our common stock as the share units represent and (ii) with respect to the cash fund, a cash payment in an amount equal to deferred amounts, plus accrued interest. These payments will be made in either one lump sum or in up to five annual installments, as previously elected by the eligible director at the time of the related deferral election.

2008 Director Compensation

The following table sets forth information for the fiscal year ended December 31, 2008 regarding compensation of our non-employees directors:

Name	Fees Earned and Paid in Cash (1)(2)	Stock Awards (3)(4)	All Other Compensation (5)	Total
Gregory R. Blatt	$18,356	$18,219	$—	$36,575
Patrick Bousquet-Chavanne	7,027	33,219	—	40,246
Michael C. Boyd	22,027	18,219	—	40,246
William Costello	5,856	30,719	—	36,575
James M. Follo	29,370	18,219	—	47,589
Stephanie Kugelman	22,027	18,219	—	40,246
Arthur C. Martinez	128,493	63,767	—	192,260
Thomas J. McInerney	22,027	18,219	—	40,246
John B. Morse, Jr.	5,217	5,140	—	11,097

(1)	With the exception of Mr. Morse, our directors were elected to the Board of Directors on August 20, 2008, the date of our spin-off from IAC. Mr. Morse was elected to the Board on December 4, 2008. Cash compensation for each of the directors was prorated based on the number of remaining days in the year ended December 31, 2008.

(2)	Includes fees with respect to which directors elected to defer and credit to a cash fund pursuant to our Deferred Compensation Plan for Non-Employee Directors. Does not include fees with respect to which directors elected to defer and credit towards the purchase of share units.

(3)	In accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share Based Payments” (“SFAS 123R”), reflects the dollar amount recognized by HSNi in fiscal 2008 for (i) the RSUs issued to the directors, and (ii) the share units credited to the journal-entry accounts of certain directors who elected to defer a portion of their fees towards the purchase of share units pursuant to our Deferred Compensation Plan for Non-Employee Directors.

(4)	Since August 20, 2008 and through December 31, 2008, the non-employee directors described below were issued the aggregate number of RSUs and, in certain cases, share units issued in lieu of fees, in each case under our Deferred Compensation Plan for Non-Employee Directors:

Name	RSUs and Share Units Earned as Director Compensation
Gregory R. Blatt	7,930
Patrick Bousquet-Chavanne	9,993
Michael C. Boyd	7,930
William Costello	9,649
James M. Follo	7,930
Stephanie Kugelman	7,930
Arthur C. Martinez	27,756
Thomas J. McInerney	7,930
John B. Morse, Jr.	52,535

(5)	SEC rules require disclosure of perquisites and other personal benefits for directors unless the amount of that type of compensation is less than $10,000 in the aggregate. None of our directors received perquisites of $10,000 or more in any given year.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Proposal and Required Vote

Proposal 2 is to ratify the appointment of our independent registered certified public accounting firm. Based on the recommendation of our Audit Committee, the Board of Directors has appointed Ernst & Young LLP, or E&Y, as our independent registered certified public accounting firm for the fiscal year ending December 31, 2009. E&Y has served as our independent registered certified public accounting firm since our spin-off from IAC in 2008. A representative of E&Y is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions.

Our By-Laws do not require that the shareholders ratify the appointment of E&Y, as our independent auditors. However, we are submitting the appointment of E&Y to the shareholders for ratification as a matter of good corporate governance. If the shareholders do not ratify the appointment, the Board and the Audit Committee will reconsider whether or not to retain E&Y. Even if the appointment is ratified, the Board and the Audit Committee, in their discretion, may change the appointment at any time during the year if they determine that such a change would be in the best interests of HSNi and our shareholders.

Under our By-Laws, the ratification of the appointment of E&Y as our independent registered certified public accounting firm for 2009 requires the affirmative vote of a majority of the votes cast.

The Board of Directors unanimously recommends that the shareholders vote FOR ratification of the appointment of Ernst & Young LLP as our independent registered certified public accounting firm for 2009.

Fees Paid to Our Independent Registered Certified Public Accounting Firm

The following table sets forth fees for all professional services rendered by E&Y for the period commencing August 20, 2008, the date of our spin-off, through December 31, 2008.

2008
Audit Fees (1)	$1,538,226
Tax Fees (2)	85,000

Total Fees	$1,623,226

(1)	Audit Fees include fees associated with the annual audit of our consolidated financial statements, review of financial statements included in our periodic reports and other services related to SEC matters.

(2)	Tax Fees represent fees for corporate and subsidiary tax consulting.

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit and permitted non-audit services performed by our independent registered certified public accounting firm. Pre-approval is generally detailed as to the particular service or category of services and is subject to a specified budget. Management is required to seek pre-approval of services that will exceed the budget or for services that are not detailed in an existing pre-approval. The Chair of the Audit Committee has been delegated the authority to pre-approve certain services between regularly scheduled meetings, with ratification by the Audit Committee at the next regularly scheduled meeting. Management reports quarterly to the Audit Committee regarding the extent of services provided by the independent accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Since our spin-off from IAC, all audit and permitted non-audit services have been pre-approved by the Audit Committee in accordance with this policy.

PROPOSAL 3—APPROVAL OF S ECOND AMENDED AND RESTATED 2008 STOCK

AND ANNUAL INCENTIVE PLAN

Proposal and Required Vote

Proposal 3 is to approve the HSN, Inc. Second Amended and Restated 2008 Stock and Annual Incentive Plan, or the Plan. The Plan is attached as Annex A to this Proxy Statement.

The Plan increases the number of shares available for issuance under the Plan from 5,000,000 to 8,000,000. The Board unanimously recommends an increase in the number of shares available for issuance under the Plan in light of, among other things, the following:

•

The conversion of equity awards in connection with the spin-off resulted in our employees having equity awards in five separate publicly traded companies, or the Spincos, and no significant equity in HSNi. We believe that equity ownership is important to effectively retain and motivate the leadership of our company.

•

Consistent with the provisions of the Plan, HSNi has implemented a long-term incentive program providing for the grant of equity awards to leadership so that their interests will be aligned with those of our shareholders.

•

Of the original shares available under the Plan, options to purchase 718,940 shares were issued in connection with the employment agreement of our Chief Executive Officer. These options have exercise prices ranging from $30.46 per share to $44.71 per share and, based on the current market value, offer little incentive.

•

It is important that we have sufficient shares available under the Plan so that we may effectively implement our new compensation strategies and long-term incentive programs. Management currently estimates that, by the end of 2009 after fulfilling commitments pursuant to the long-term incentive program, providing for annual equity for the Chief Executive Officer and Board of Directors and any new hire grants for key executives, less than 1 million shares will remain available for future grant under the Plan.

The terms of our existing stock plan were originally approved prior to the spin-off by IAC, as our sole shareholder. Simultaneously with the spin-off from IAC, our Board of Directors and its standing committees, including the Compensation Committee, were established. Since its establishment, the Compensation Committee has considered appropriate compensation programs for HSNi based on market considerations, the economic climate generally and the impact of prevailing economic circumstances specifically. Among other things, the committee evaluated the impact of the spin-off from IAC and the conversion of employee equity holdings. This assessment was critical in evaluating the equity that HSNi leadership held post-spin, determining the potential impact these equity holdings would have on retaining and motivating leadership and balancing these considerations with future equity awards.

The Compensation Committee approved short-term and long-term incentive programs for HSNi leadership to be administered under the Plan. A critical component of the long-term program is to provide for the grant of equity awards. The company must have sufficient shares of common stock available for awards under the Plan so that management may effectively implement these new compensation strategies and programs. As of December 31, 2008, there were 2,767,109 shares available for future grant under the Plan; however, management currently estimates that by the end of 2009, after fulfilling commitments pursuant to the long-term incentive program, providing for annual equity for the Chief Executive Officer and Board of Directors and any new hire grants for key executives, less than 1 million shares will remain available for future grant under the Plan. As a result, management believes that the current shares available under the plan may be insufficient to fund the company’s long-term incentive program.

In addition to the foregoing, Section 162(m) of the Code stipulates that HSNi may not deduct compensation of more than $1 million that is paid to certain “covered employees.” The limitation on deductions does not apply, however, to qualified “performance-based compensation.” The Plan prescribes the criteria by which the Compensation Committee may set the performance goals so that awards pursuant to the Plan may constitute performance-based compensation that is not subject to the deductibility limit of Section 162(m). To continue to qualify for this exception, our shareholders must approve the material terms of the performance goals provided for in the Plan.

The Compensation Committee recommends approval of the Plan to ensure that HSNi has adequate shares available for issuance under the Plan pursuant to these programs and so that the performance-based awards granted pursuant to the Plan qualify for deduction as performance-based compensation. Approval of this proposal requires the affirmative vote of a majority of the votes cast.

The Board of Directors unanimously recommends a vote FOR approval of the Seconded Amended and Restated 2008 Stock and Annual Incentive Plan.

Summary of Plan

Prior to the completion of the spin-off, IAC, our sole shareholder at the time, adopted the Plan. The purpose of the Plan is to assist management in attracting, retaining and motivating officers and employees, and to enable management to provide incentives more directly linked to the profitability of our business and increases in shareholder value. Awards under the Plan are designed to motivate our employees to focus on long-term performance through cash or equity awards and reinforce accountability by linking a portion of executive compensation to our long-term performance goals.

The Plan was also designed to assume and govern other awards originally granted under the IAC Long Term Incentive Plan, or the IAC Plan, and subsequently converted into awards under the Plan in accordance with the terms of an agreement entered into between IAC and HSNi. These are referred to as Adjusted Awards.

The Plan gives the Board of Directors, and by designation the Compensation Committee, broad authority to grant awards under the Plan, to select eligible individuals to receive awards under the Plan and to determine the terms and conditions of those awards. Following are some important factors and considerations related to the Plan, our short-term and long-term incentive programs and awards under the Plan:

•

The Plan incorporates a broad range of compensation and governance best practices, including: a limitation on the maximum amount of awards to be granted to any one individual during the term of the Plan; a requirement that the exercise price for any award shall not be less than the closing price of HSNi stock on the date of grant; and a prohibition on transfers of awards for consideration to third parties;

•

The Compensation Committee recently approved short-and long-term incentive programs that provide for specific performance targets that must be achieved before awards will be granted. The stock-settled SARs and RSUs to be awarded pursuant to these programs vest over a period of three years, thereby encouraging long-term commitments to HSNi.

•

HSNi will only allow accelerated vesting of awards upon the occurrence of both (i) a change in control and (ii) termination of employment under certain circumstances within one-year of that change in control.

•	The exercise price for awards may not be “re-priced” for other than extraordinary events, as defined in Section 3(d) of the Plan, except upon approval of our shareholders.

Below you will find more detailed information regarding the Plan.

Anticipated Awards if Stock Plan is Approved

We cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to eligible employees and directors under the Plan. However, see the table under the section entitled “Grants of Plan-Based Awards” for information, as of December 31, 2008, about all equity grants to our named executive officers under the Plan.

Administration

The Plan is administered by the Compensation Committee or such other committee of the Board as the Board of Directors may from time to time designate. Among other things, the committee will have the authority to select individuals to whom awards may be granted, to determine the type of award, as well as the number of shares of common stock to be covered by each award, to establish the performance goals upon which bonuses are paid and awards are made under the Plan and to determine the terms and conditions of any such awards.

Performance Goals

The Plan allows the Compensation Committee to establish the performance goals in connection with the grant of restricted stock, RSUs, bonus awards or other stock-based awards. The performance goals upon which the payment or vesting of an award to a covered employee that is intended to qualify as “performance-based compensation” depends shall relate to one or more of the following performance measures: (i) specified levels of earnings per share from continuing operations; net profit after tax; earnings before interest, taxes, depreciation and amortization, or EBITDA; and earnings before interest, taxes and amortization, or EBITA; gross profit; cash generation; unit volume; market share; sales; asset quality; earnings per share; operating income; revenues; return on assets; return on operating assets; return on equity; profits; total stockholder return (measured in terms of stock price appreciation and/or dividend growth); cost saving levels; marketing-spending efficiency; core non-interest income; change in working capital; return on capital; and/or stock price; with respect to the company or any subsidiary, affiliate, division or department and (ii) such Performance Goals shall be set by the Compensation Committee within the time period prescribed by Section 162(m) of the Code and related regulations. Such Performance Goals also may be based upon the attaining of specified levels of company, subsidiary, affiliate or divisional performance under one or more of the measures described above relative to the performance of other entities, divisions or subsidiaries.

The Compensation Committee has established specific performance goals in connection with the grant of bonus awards and stock-based awards. These are described in more detail in the section entitled “Compensation, Discussion and Analysis.” In the event that the requirements of Section 162(m) and the regulations thereunder change to permit the Compensation Committee discretion to alter the performance measures without obtaining shareholder approval of such changes, the committee shall have sole discretion to make such changes without obtaining shareholder approval.

Eligibility

In addition to individuals who hold outstanding Adjusted Awards, persons who serve or agree to serve as officers, employees, non-employee directors or consultants of HSNi and its subsidiaries and affiliates will be eligible to receive awards under the Plan. As of March 31, 2009, approximately 345 employees (including all named executive officers) are eligible to participate in the Plan.

Shares Subject to the Plan

The Plan authorizes the issuance of up to 5,000,000 shares (8,000,000 shares assuming the approval of the proposal) of our common stock pursuant to new awards under the Plan, plus shares to be granted pursuant to the assumption of outstanding Adjusted Awards under the IAC Plan. No single participant may be granted awards covering in excess of 3,333,333 shares of our common stock over the life of the Plan.

The shares of our common stock subject to grant under the Plan are to be made available from authorized but unissued shares or from treasury shares, as determined from time to time by the Board of Directors. Other than Adjusted Awards, to the extent that any award is forfeited, or any option or stock appreciation right terminates, expires or lapses without being exercised, or any award is settled for cash, the shares of common stock subject to such awards not delivered as a result thereof will again be available for awards under the Plan. To the extent any Adjusted Award is forfeited, terminates, expires or lapses without being exercised or is settled for cash, the shares of common stock subject to such award not delivered as a result, do not become available for awards under the Plan. If the exercise price of any option and/or the tax withholding obligations relating to any award are satisfied by delivering shares of common stock (by either actual delivery or by attestation), only the number of shares of common stock issued net of the shares of common stock delivered or attested to will be deemed delivered for purposes of the limits in the Plan. To the extent any shares of common stock subject to an award are withheld to satisfy the exercise price (in the case of an option) and/or the tax withholding obligations relating to such award, such shares of common stock will not generally be deemed to have been delivered for purposes of the limits set forth in the Plan.

The Plan provides that in the event of certain extraordinary corporate transactions (such as a merger, consolidation, liquidation or other similar events), the committee or the Board of Directors may make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of shares or other securities reserved for issuance and delivery under the Plan, (ii) the various maximum limitations set forth in the Plan, (iii) the number and kind of shares or other securities subject to outstanding awards; and (iv) the exercise price of outstanding options and SARs. Notwithstanding the foregoing, the Plan also provides that the Board of Directors may not decrease the exercise price for other than extraordinary events, as defined in Section 3(d) of the Plan, except upon approval of our shareholders.

Types of Awards

Several types of stock grants can be made under the Plan. A summary of these types of grants is set forth below.

Stock Options and Stock Appreciation Rights

Stock options granted under the Plan may either be incentive stock options or nonqualified stock options. SARs granted under the Plan may either be granted alone or in tandem with a stock option. SARs may be settled in cash or stock, at the discretion of the Board or the Compensation Committee, although only stock-settled SARs have been issued to date. Holders of stock-settled SARs will only receive shares with a value equal to the spread between the current market price per share of common stock and the exercise price. The exercise price of options and SARs cannot be less than 100% of the fair market value of the stock underlying the options or SARs on the date of grant. Optionees may pay the exercise price in cash or, if approved by the committee, in common stock (valued at its fair market value on the date of exercise) or a combination thereof, or by “cashless exercise” through a broker or by withholding shares otherwise receivable on exercise. The term of options and SARs will be as determined by the committee, but options and SARs may not have a term longer than ten years from the date of grant. The committee will determine the vesting and exercise schedule of options and SARs, and the extent to which they will be exercisable after the award holder’s employment terminates. Generally, unvested options and SARs terminate upon the cessation of employment, and vested options and SARs will remain exercisable for one year after the award holder’s death, disability or retirement, and 90 days after the award holder’s termination for any other reason. Vested options and SARs will also terminate upon the optionee’s termination for cause (as defined in the Plan). Stock options and SARs are transferable only by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order or in the case of nonqualified stock options or SARs, as otherwise expressly permitted by the committee including, if so permitted, pursuant to a transfer to the participant’s family members, to a charitable organization, whether directly or indirectly or by means of a trust or partnership or otherwise.

A summary of the status of the outstanding stock options and SARs, including the Adjusted Awards and awards granted under the Plan, as of December 31, 2008 is as follows:

	Stock Options and Stock-Settled SARs
	Number of shares	Weighted Average Exercise Price (in dollars)	Weighted Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (in dollars)
Outstanding at August 20, 2008	4,104,929	19.25
Granted (1)	1,799,826	19.30
Exercised	(9,354)	7.93
Forfeited	(2,871)	18.31
Expired	(275,017)	19.54

Outstanding at December 31, 2008 (2)	5,617,513	19.27	7.6	2,123,882

Vested and expected to vest at December 31, 2008	4,831,848	19.35	7.3	1,783,935

Exercisable at December 31, 2008	1,307,313	17.56	3.0	359,994

(1)	The calculation of weighted average exercise price includes options granted to the Chief Executive Officer on August 20, 2008 with a weighted average price of $39.84. Excluding these options, the weighed average exercise price of options granted was $5.64.

(2)	Approximately 2.0 million of the stock options and stock-settled SARs outstanding as of December 31, 2008 were held by employees of other companies that were spun-off by IAC in August 2008 and not held by HSNi employees.

The aggregate intrinsic value in the table above represents the pre-tax difference between the closing price of our common stock on December 31, 2008 of $7.27 and the exercise price for all “in the money” awards at December 31, 2008. This intrinsic value changes based on the fair market value of our common stock. The intrinsic value of the stock options and stock-settled SARs exercised during the year ended December 31, 2008 was less than $0.1 million.

The following table summarizes additional information about stock options and stock-settled SARs outstanding and exercisable under the Plan as of December 31, 2008:

	Outstanding			Exercisable
	Number Outstanding at December 31, 2008	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term in Years	Number Exercisable at December 31, 2008	Weighted Average Exercise Price
$0.00 to $4.99	167,971	$3.65	6.5	84,585	$3.14
$5.00 to $9.99	1,090,351	5.94	9.4	92,851	7.89
$10.00 to $14.99	237,803	12.66	4.2	204,175	12.57
$15.00 to $19.99	2,251,303	16.85	7.6	534,527	18.08
$20.00 to $24.99	329,208	22.70	3.1	329,179	22.70
$25.00 to $73.11	1,540,877	34.23	7.7	61,996	36.36

	5,617,513	19.27	7.6	1,307,313	17.56

Restricted Stock and Restricted Stock Units

RSUs are awards in the form of phantom shares or units that are denominated in a hypothetical equivalent number of shares of our common stock. At the time of grant, HSNi determines if the RSUs will be settled in cash, stock or both. The value to the holder of the RSU is based upon the market value of our stock when the RSUs vest. Restricted stock may be granted with such restriction periods as the committee may designate. The committee may provide at the time of grant that the vesting of restricted stock will be contingent upon the achievement of applicable performance goals and/or continued service. The committee may grant RSUs payable in cash or shares of common stock. The terms and conditions of restricted stock awards (including any applicable performance goals) need not be the same with respect to each participant. During the restriction period, the committee may require that the stock certificates evidencing restricted shares be held by HSNi. RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered, and are generally forfeited upon termination of employment, unless otherwise provided by the committee. Other than such restrictions on transfer and any other restrictions the committee may impose, the participant will have all the rights of a shareholder with respect to the restricted stock award.

A summary of the status of the non-vested RSUs, including the Adjusted Awards and awards granted under the Plan, as of December 31, 2008 and changes during the year ended December 31, 2008 is as follows:

	RSUs
	Number of shares	Weighted Average Grant Date Fair Value
Nonvested at 8/20/08	1,090,304	$22.24
Granted	433,065	5.53
Vested	—	—
Forfeited	(88,317)	23.89

Nonvested at 12/31/08 (1)	1,435,052	17.10

(1)	Approximately 337,000 of the nonvested awards outstanding as of December 31, 2008 were held by employees of the other Spincos and not held by HSNi employees.

A portion of the RSUs granted by IAC prior to our spin-off accelerated at the date of the spin-off and were settled in HSNi common stock. In connection with these accelerated RSUs, approximately 240,000 shares of HSNi common stock issued on the date of the spin-off to employees of all five Spincos had an intrinsic value of approximately $3.0 million.

Other Stock-Based Awards

Other awards of common stock and other awards that are valued in whole or in part by reference to, or are otherwise based upon, common stock, including (without limitation), unrestricted stock, dividend equivalents and convertible debentures, may be granted under the plan.

Bonus Awards

Bonus awards granted to eligible employees of HSNi and its subsidiaries and affiliates under the Plan will be based upon the attainment of the performance goals established by the committee for the plan year or such shorter performance period it may establish. Bonus awards earned by any individual will be limited to $10 million for any plan year, pro rated (if so determined by the committee) for any shorter performance period. Bonus awards will be paid in cash or, at the discretion of HSNi, in HSNi common stock, as soon as practicable following the end of the Plan year. The committee may reduce or eliminate a participant’s bonus award in any year notwithstanding the achievement of performance goals.

Change of Control

In the event of a Change of Control (as defined in the Plan), the committee has discretion to determine the treatment of awards granted under the Plan, including providing for the acceleration of such awards upon the occurrence of the Change of Control and/or upon a qualifying termination of employment (e.g., without cause or for good reason) following the Change of Control.

The Compensation Committee has recommended that accelerated vesting of awards be permitted only upon the occurrence of both (i) a Change of Control and (ii) a qualifying termination of employment. Awards recently made by HSNi include a provision to this effect.

No Repricing

In no event may any option or SAR granted under the Plan be amended, other than in the event of certain extraordinary corporate transactions or other transactions affecting our capital structure, to decrease the exercise price thereof, be cancelled in conjunction with the grant of any new option or SAR with a lower exercise price or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such option or SAR, unless such amendment, cancellation, or action is approved by our shareholders.

Withholding for Payment of Taxes

The Plan provides for the withholding and payment by a participant of any taxes required by applicable law. Subject to our approval and to the terms of the Plan, a participant may settle such a withholding obligation with our common stock, including common stock that is a part of the award giving rise to the withholding obligation. We have the right to deduct any such taxes from any payment otherwise due to a participant.

Amendment and Discontinuance

The Plan may be amended, altered or discontinued by the Board, but no amendment, alteration or discontinuance may impair the rights of an optionee under an option or a recipient of a SAR, restricted stock award, RSU award or bonus award previously granted without the optionee’s or recipient’s consent. Amendments to the Plan will require shareholder approval to the extent such approval is required by law or agreement.

Federal Income Tax Consequences

With respect to nonqualified stock options, we are generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the common stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will apply.

The current federal income tax consequences of other awards authorized under the Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); RSUs, stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Code with respect to covered employees.

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards under the Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock awards will generally qualify as performance-based compensation if (i) the award is granted by a compensation committee composed solely of two or more “outside directors,” (ii) the plan contains a per-employee limitation on the number of awards which may be granted during a specified period, (iii) the plan is approved by the shareholders, and (iv) under the terms of the award, the amount of compensation an employee could receive is based solely on an increase in the value of the stock after the date of the grant (which requires that the exercise price of the option is not less than the fair market value of the stock on the date of grant), and for awards other than options, established performance criteria that must be met before the award actually will vest or be paid.

The Plan is designed to meet the requirements of Section 162(m); however, full value awards granted under the Plan will only be treated as qualified performance-based compensation under Section 162(m) if the full value awards and the procedures associated with them comply with all other requirements of Section 162(m). There can be no assurance that compensation attributable to options and full value awards granted under the Plan will be treated as qualified performance-based compensation under Section 162(m) and thus be deductible by us.

CORPORATE GOVERNANCE

Generally

Our Board of Directors oversees management in the conduct of HSNi’s business. The Board holds regularly scheduled meetings at least quarterly and otherwise as appropriate to consider corporate decisions requiring its attention and action. The Board has four standing committees: the Audit Committee, the Compensation and Human Resources Committee, the Nominating Committee and the Executive Committee. With the exception of the Executive Committee, each of the committees operates under a written charter which may be found on our website. The principal responsibilities of these committees are described below.

Nominations of Director Candidates

Directors may be nominated by the Board of Directors or by shareholders in accordance with our By-Laws. The Nominating Committee will, when appropriate, actively seek individuals qualified to become Board members, and solicit input on director candidates from a variety of sources, including current directors. As a matter of course, the Nominating Committee will evaluate a candidate’s qualifications and review all proposed nominees, including those proposed by shareholders. This includes a review of the person’s qualifications and independence, as well as consideration of diversity, age, skills and experience in the context of the needs of the Board. While the Nominating Committee may retain a third party to assist in the nomination process, it has not done so to date.

Director nominees should possess a high degree of integrity and have broad knowledge, experience and mature judgment. Directors and nominees should have predominately business backgrounds, have experience at policy-making levels in business and/or technology, and bring a diverse set of business experience and perspectives to the Board. Board members are expected to be committed to representing the long-term interests of our shareholders. In order to align the interests of directors with those of our shareholders, a significant portion of the director fees are paid in the form of equity.

You can nominate a candidate for election to the Board by complying with the nomination procedures in our By-Laws. For an election to be held at an annual meeting of shareholders, nomination by a shareholder must be made by notice in writing delivered to the Corporate Secretary not less than 45 nor more than 75 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of shareholders. If the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the first anniversary of the preceding year’s annual meeting, or if we did not hold an annual meeting during the preceding year, notice must be delivered no later than the close of business on the later of (i) the 90th day prior to such annual meeting, and (ii) the 10th day following the day on which we publicly announce the date.

A shareholder’s notice to the Corporate Secretary must be in writing and be delivered to HSN, Inc., Legal Department, 1 HSN Drive, St. Petersburg, Florida 33729, Attn: Corporate Secretary, and must include:

•	the name and address of the shareholder as they appear on our books;

•	the class, series, and number of securities that are owned by the shareholder;

•	any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder has the right to vote any shares;

•	the name, age and business address of each nominee proposed in the notice;

•	such other information concerning each nominee as must be disclosed with respect to director nominees in proxy solicitations under the proxy rules of the SEC; and

•	the written consent of each nominee to serve as a director, if so elected.

The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. A shareholder’s compliance with these procedures will not require HSNi to include information regarding a proposed nominee in HSNi’s proxy solicitation materials.

Director Independence

Under applicable law and listing standards, the Board must determine the independence of its directors in light of their relationships with HSNi and in light of applicable listing standards. To do so, the Board reviews information obtained from director questionnaires, our records and publicly available information. Following these determinations, management monitors transactions, relationships and arrangements that it has considered, as well as any new relationships, for developments that could affect its determinations.

The Board has determined that each of Messrs. Bousquet-Chavanne, Boyd, Follo, Martinez and Morse and Ms. Kugelman, are independent.

Shareholder Communications with the Board of Directors

Shareholders who wish to communicate with the Board of Directors or a particular director may send such communication to HSN, Inc., 1 HSN Drive, St. Petersburg, Florida 33729, Attention: Corporate Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters must identify the author as a shareholder, provide evidence of the sender’s stock ownership and clearly state whether the intended recipients are all members of the Board or a particular director or directors. The Corporate Secretary will then review such correspondence and forward it to the Board, or to the specified director(s).

The Board of Directors and Committees

The Board

Since HSNi’s spin-off from IAC in August 2008, the Board met five times. All of the members of the Board of Directors attended all of the meetings of the Board and the Board committees on which he or she served. Although HSNi has no policy with respect to director attendance at annual meetings, it is anticipated that all Board members will attend the annual meetings of shareholders, if possible, in person.

The following table sets forth the current members of each standing committee of the Board, the number of meetings held and the times that each such committee took action by written consent since HSNi’s spin-off from IAC in August 2008.

Name	Audit Committee	Compensation and Human Resources Committee	Executive Committee	Nominating Committee
Gregory R. Blatt	—	—		—
Patrick Bousquet-Chavanne*	—	X		—
Michael C. Boyd*	X	—		—
William Costello	—	—		—
James M. Follo*	Chair	—	X	X
Mindy Grossman	—	—		—
Stephanie Kugelman*	—	X	X	—
Arthur C. Martinez*	—	—		Chair
Thomas J. McInerney	X	—	X	—
John B. Morse, Jr. *	X	Chair		—
Number of Meetings since August 21, 2008	4	3	0	1
Number of Written Consents since August 21, 2008	0	0	0	0

*	Independent Directors

Audit Committee

The Audit Committee oversees the accounting and financial reporting processes of HSNi and audits of our financial statements. The committee assists the Board of Directors in monitoring (1) the integrity of our financial statements, (2) the effectiveness of our internal control over financial reporting, (3) the qualifications and independence of our independent registered certified public accounting firm, (4) the performance of our internal audit function and independent registered certified public accounting firm and (5) our compliance with legal and regulatory requirements.

The Audit Committee consists of Messrs. Boyd, Follo, McInerney and Morse. With the exception of Mr. McInerney, each of the members is independent in accordance with applicable law and listing standards. The Board of Directors has determined that Mr. Follo is an “audit committee financial expert,” as such term is defined in applicable SEC rules.

Mr. McInerney is not independent because of his relationship with IAC, HSNi’s former parent; however, because of Mr. McInerney’s knowledge of HSNi’s business, the Board of Directors decided to rely on the Nasdaq transitional rules to allow Mr. McInerney to continue to serve on the Audit Committee during this transition period. As required by those rules, Mr. McInerney will resign from the Audit Committee on or before August 20, 2009.

Compensation and Human Resources Committee

The Compensation Committee oversees matters pertaining to compensation and benefits, including, incentive/bonus plans, stock compensation plans, retirement programs and insurance plans and salary matters relating to the compensation of the Chief Executive Officer and other executive officers. The Chief Executive Officer is not present during any Committee deliberations or voting with respect to her compensation. The Compensation Committee also reviews the Compensation Discussion and Analysis contained in our proxy statement and prepares a report for inclusion in our proxy statement.

The Compensation Committee consists of Ms. Kugelman and Messrs. Bousquet-Chavanne and Morse, each of whom is independent in accordance with applicable law and listing standards.

Executive Committee

The Executive Committee has all power and authority of our Board of Directors, except those powers specifically reserved to our Board of Directors by Delaware law or our organizational documents.

The Executive Committee consists of Ms. Grossman and Messrs. Martinez and McInerney. During 2008, the committee did not meet and did not take any action.

Nominating Committee

The Nominating Committee oversees the identification and evaluation of director candidates, consistent with the criteria approved by the Board, and makes recommendations to the Board with respect to director nominees and the membership of the Board committees. The Nominating Committee also reviews and recommends to the Board compensation and benefits for directors.

The Nominating Committee consists of Messrs. Follo and Martinez, each of whom is independent in accordance with applicable law and listing standards.

Other Committees

In addition to its standing committees, our Board of Directors may from time to time establish other committees of our Board of Directors, consisting of one or more of its directors.

Report of the Audit Committee

Management is responsible for our internal controls and financial reporting process. Management is also responsible for the preparation of our financial statements in accordance with generally accepted accounting principles and applicable rules and regulations. Ernst & Young, LLP, the company’s independent accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and issuing reports thereon. The Audit Committee is responsible for monitoring the effectiveness of our internal control over financial reporting and the integrity of our financial statements.

In fulfilling its responsibilities, the Audit Committee appointed our independent accounting firm and pre-approved all audit and non-audit services to be performed by Ernst & Young, LLP. The committee discussed with our independent accounting firm the overall scope and plans for the independent audit. The Audit Committee regularly received reports from and met with management and the independent accounting firm. The Audit Committee has reviewed and discussed the audited consolidated financial statements of HSNi for the fiscal year ended December 31, 2008 with management and Ernst & Young, LLP. In addition to discussing key areas, since the “spin-off” from IAC/InterActive Corp, management, internal audit and the independent accounting firm also made presentations to the Audit Committee on specific topics of interest, including the audit process and methodology, and SEC guidance and methodologies utilized by management for significant policies and accounting estimates.

The Audit Committee has discussed with Ernst & Young, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended and adopted by the Public Company Accounting Oversight Board in Rule 3200T, “Communication with Audit Committees.” The Audit Committee has also received the written disclosures and the letter from Ernst & Young, LLP required pursuant to Rule 3526 of the Public Company Accounting Oversight Board “Communication with the Audit Committees Concerning Independence”, and the Audit Committee has discussed with Ernst & Young, LLP their firm’s independence. In addition, the committee considered whether the non-audit services provided by the independent accounting firm could impair its independence and concluded that such services would not.

Based on its review and the meetings, discussions and reports described above, and subject to the limitations of its role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for HSN, Inc. for the fiscal year ended December 31, 2008 be included in our Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

Members of the Audit Committee
James M. Follo (Chairman)
Michael C. Boyd
Thomas J. McInerney
John B. Morse, Jr.

Compensation Committee Interlocks Insider Participation

None of the members of the Compensation Committee is, or was during the last completed fiscal year, an employee or officer of HSNi or a former employee of HSNi, nor did any of them have any relationship requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, or the Exchange Act. In addition, during the last completed fiscal year, none of our executive officers have served as a member of the board of directors or compensation committee of any other entity that has or has had one or more of its executive officers serving as a member of our Board or the Compensation Committee.

Report of the Compensation and Human Resources Committee

The Compensation and Human Resources Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and set forth in this proxy statement. Based upon its review and the discussions referred to above, the Compensation and Human Resources Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation and Human Resources Committee:

John B. Morse, Jr. (Chair)

Patrick Bousquet-Chavanne

Stephanie Kugelman

MANAGEMENT

Executive officers are elected annually by the Board and serve at the discretion of the Board. Set forth below is information regarding our executive officers as of March 31, 2009.

Name	Age	Position(s)
Mindy Grossman	51	Chief Executive Officer and Director of HSNi
Mark Ethier	49	Executive Vice President and Chief Operations Officer of HSNi
Barbara Lynne Ronon	56	Executive Vice President, Merchandising of HSN
Judy Schmeling	49	Executive Vice President and Chief Financial Officer of HSNi
James Warner	44	Executive Vice President and General Counsel of HSNi

Mindy Grossman’s biography is set forth under the heading “Proposal 1—Election of Directors.”

Name	Position
Mark Ethier	Mark Ethier has served as Executive Vice President and Chief Operations Officer of HSN since December 2004 and in August 2008 became Executive Vice President and Chief Operating Officer of HSNi. He had previously served as Executive Vice President of Operations since July 2001. Prior to joining HSN, Mr. Ethier worked for The Walt Disney Company in the Disney Stores business unit from March 1997 to July 2001 in capacities of Senior Vice President Global Operations and Vice President/Chief Information Officer. Prior to joining Walt Disney, Mr. Ethier held the position of Vice President of Operations at Pacific Linen, a specialty retailer of home goods from March 1994 to March 1997, and prior to that held positions of Vice President of Operations at Builders Emporium, a hardware chain in Southern California, and Vice President of Technology at Ames Department stores, a Northeastern Discount Store chain. Mr. Ethier started his career at Sage-Allen Company, a family owned department store chain in Connecticut in 1981.

Barbara Lynne Ronon	Barbara Lynne Ronon has served as Executive Vice President, Merchandising of HSN since October 2007. Prior to joining HSN, Ms. Ronon was Senior Vice President North Asia for Burberry from December 2003 to September 2007. Prior to joining Burberry, Ms. Ronon worked at Lane Crawford, a luxury department store based in Hong Kong, from November 2001 to July 2003. Ms. Ronon served as a consultant to Lane Crawford from 2001 to 2002 and then as Senior Vice President Commercial between 2002 and 2003. Prior to her tenure with Lane Crawford, Ms. Ronon held various positions at Saks Fifth Avenue from August 1986 to August 2001, including Senior Vice President Chief Merchant from 2000 to 2001, Senior Vice President General Merchandise Manager from 1995 to 2000, Vice President Divisional Merchandise Manager from 1987 to 1995, and Buyer for Petites from 1986 to 1987. Prior to Saks Fifth Avenue, Ms. Ronon held various positions at Gimbels East in New York and Philadelphia.

Judy Schmeling	Judy Schmeling has served as Executive Vice President and Chief Financial Officer of HSNi since completion of the spin-off in August 2008. Prior to that, she served as Executive Vice President and Chief Financial Officer of HSN, a position she held since February 2002. Ms. Schmeling has held positions of increasing responsibility since joining HSN in September 1994. Prior to her role as Executive Vice President and Chief Financial Officer, Ms. Schmeling served as Senior Vice President Finance from November 1999 to February 2002. Ms. Schmeling also served as Chief Operating Officer of HSN’s international

Name	Position
operations from January 2001 to February 2002. Ms. Schmeling served as Vice President, Strategic Planning and Analysis of HSN from January 1998 to November 1999. Ms. Schmeling served as Director of Investor Relations and Operating Vice President, Finance of HSN from September 1994 to January 1998 during the time in which HSN was a separately traded public company. Prior to joining HSN, Ms. Schmeling was Managing Director of Tunstall Consulting, Inc., a corporate financial planning firm, from 1986 to 1994. Ms. Schmeling began her career at Deloitte & Touche, an international public accounting firm where she held various positions from 1982 to 1986.

James Warner	James Warner has served as Executive Vice President and General Counsel of HSNi since completion of the spin-off in August 2008. Prior to that, Mr. Warner was Executive Vice President and General Counsel of HSN, a position he held since March 2007. Prior to joining IAC Retailing, Mr. Warner was based in London and served as Senior Vice President, European Counsel of Ticketmaster, also a subsidiary of IAC. Mr. Warner joined Ticketmaster in January 2001 as its Vice President and European Counsel. Prior to joining Ticketmaster, Mr. Warner served as an associate and then as a partner at DMA Legal, a London law firm, between October 1997 and December 2000. Prior to that time, Mr. Warner was an associate at Hemenway & Barnes in Boston, from 1993 to 1997. Mr. Warner was a law clerk to the Justices of the Massachusetts Superior Court from 1992 to 1993. Mr. Warner serves on the Board of the Electronic Retailing Association.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Prior to our spin-off from IAC, the compensation of our named executive officers (who were then executives of the retailing division of IAC) was predominantly determined by IAC, acting in effect as a compensation committee. IAC’s compensation process was principally driven by IAC’s General Counsel, who had primary responsibility for administering compensation and making compensation recommendations, with all material decisions approved by IAC’s Chairman and Chief Executive Officer and, where appropriate, the compensation committee of IAC’s board of directors.

Simultaneously with HSNi’s spin-off from IAC, the Board of Directors was constituted and in turn established the Compensation and Human Resources Committee, which is comprised solely of independent directors of HSNi. Since the spin-off, HSNi’s senior management has worked with the Compensation Committee to establish HSNi’s compensation philosophy, to design programs to align compensation with business objectives and performance for future periods, and to determine appropriate payments and awards to its executive officers for the year ended December 31, 2008.

This Compensation Discussion and Analysis describes the compensation philosophy, objectives and programs applicable to our executive officers as they were in effect prior to our spin-off from IAC as well as our compensation programs and philosophies and how they have changed since the spin-off and our transition to being a stand-alone public company.

Philosophy and Objectives

Generally, our executive officer compensation program is designed to increase long-term shareholder value by attracting, retaining, motivating and rewarding leaders with the competence, character, experience and ambition necessary to enable HSNi to meet its growth objectives.

Historically, when establishing compensation packages for a given executive, IAC followed a flexible approach, making decisions based on factors particular to a given executive’s role and performance, including direct experience with the competition for recruiting and retaining executive talent, negotiation with the relevant individual, competitive survey data, internal equity considerations and other factors deemed relevant at the time. Similarly, IAC did not historically follow an arithmetic approach to establishing compensation levels and measuring and rewarding performance. IAC generally avoided the use of strict formulas or pre-set performance targets in its compensation practices and relied primarily on a discretionary approach to establishing compensation levels. IAC believed that strict formulas often failed to adequately take into account the multiple factors that contribute to success at the individual and business level. IAC believed that formulaic approaches often over-compensate or under-compensate at given performance levels. As a result, in any given period, HSNi would have multiple objectives, and these objectives and their relative importance often changed, including within a given compensation cycle, to adapt to compensation opportunities to changes in the competitive and strategic landscape.

HSNi operates in the fast-paced and highly competitive retail environment. To be successful, we must be able to attract and retain creative management that thrives in this environment. At the same time, we are committed to achieving long-term sustainable growth and increasing shareholder value. Since the spin-off, management and the Compensation Committee worked with outside consultants to develop a compensation program that rewards the performance, behaviors and culture that we believe will drive long-term success.

The compensation program was designed with the following objectives in mind:

•	offer total compensation opportunities that are competitive with identified peer companies and other select organizations with whom HSNi competes for executive talent;

•	provide incentive compensation based upon achievement of HSNi’s operating plan and individual contributions relative to that performance;

•	provide an appropriate link between compensation and creation of shareholder value through awards tied to HSNi’s achievement of certain key financial metrics;

•	reflect HSNi’s strong team-based culture by linking compensation to the financial results of business units or HSNi as a whole;

•	promote a long-term commitment to HSNi through the vesting schedules of RSU awards, SARs and certain performance cash bonuses;

•	create clear targets for individuals that encourage both the achievement of long-term and short-term goals;

•

ensure that compensation paid to HSNi’s named executive officers, to the extent practicable, qualifies as deductible for federal income tax purposes under Section 162(m) of the Code, unless there is a valid reason in the judgment of the Compensation Committee to forego tax deductibility; and

•	be easily understood by program participants so as to encourage and facilitate achievement of goals.

In order to create a competitive compensation program, we utilized Towers Perrin to create a list of reference companies from which we recruit talent and to evaluate our forms of compensation (e.g., salary, bonus and short and long-term incentives) relative to those companies. The committee believes that it is necessary to consider this market data in making compensation decisions in order to attract and retain talent. The committee also recognizes that at the executive level, we compete for talent against larger global companies, not just companies based in Florida. The initial reference group of companies consists of publicly traded companies in two peer groups (technology companies and retail companies) that consist of the following companies:

Technology Peer Group:	Retail Peer Group:
Amazon.com Inc	Abercrombie & Fitch Co.
Apple Inc.	AnnTaylor Stores Corporation
The Walt Disney Company	bebe stores, inc.
eBay, Inc.	Chico’s FAS, Inc.
Liberty Media Interactive	Coach, Inc.
Scripps Networks Interactive, Inc.	Foot Locker, Inc.
ValueVision Media, Inc.	The Gap, Inc.
J. Crew Group, Inc.
Limited Brands, Inc.
Nike, Inc.
Polo Ralph Lauren Corporation
Starbucks Corporation
The Talbots, Inc.
Tiffany & Co.
Williams-Sonoma, Inc.

Factors generally considered in deciding whether a company should be included in a peer group, include:

•	the nature of the primary line of business of the company;

•	the size of the company in terms of revenue and market capitalization; and

•	whether we compete with the company for executive talent

To ensure that these peer groups continue to reflect the markets in which we compete for executive talent, the Compensation Committee will review the peer groups annually. Before adding or deleting a company from a peer group, the Compensation Committee will consider how the change would impact the comparative market data.

Although we considered the compensation packages and programs offered by the companies in these peer groups for purposes of evaluating our own compensation packages, we made adjustments to these packages based on qualitative factors, such as: the size, scope and complexity of the business of those companies.

Use of Outside Advisors

IAC did not have an ongoing relationship with any particular compensation consulting firm, though IAC had from time to time retained the services of consultants on specific occasions regarding broad-based IAC compensation programs.

In anticipation of the spin-off, HSNi engaged Towers Perrin to assist in the evaluation of our compensation programs and the development of new and improved short-term and long-term incentive programs. Towers Perrin is a compensation consulting firm that has particular expertise in compensation matters. Towers Perrin assisted senior management of HSNi in designing the plan and collecting market data. Towers Perrin met with the Compensation Committee to report its findings and make recommendations. Additionally, on occasion Towers Perrin provided support to the Compensation Committee and met with the members of the Compensation Committee in executive session.

Pursuant to the Compensation Committee charter, the Compensation Committee has sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of executive officer compensation, including Towers Perrin, and has sole authority to approve the terms and conditions of the consultant’s retention and the consultant’s compensation. In compliance with its charter, the committee has approved the engagement of Towers Perrin and fees paid to Towers Perrin for work completed prior to December 31, 2008.

Roles and Responsibilities

As generally described above, prior to the spin-off of HSNi from IAC, the compensation of HSNi’s executive officers was predominantly determined by IAC. All material decisions were approved by IAC’s Chairman and Chief Executive Officer and, where appropriate, the compensation committee of IAC’s board of directors. In general, IAC was responsible for establishing bonus pools and equity pools for HSNi, and then such pools were allocated throughout HSNi, with IAC directly establishing all compensation elements for HSNi’s Chief Executive Officer, while the HSNi Chief Executive Officer made the determinations for HSNi’s other executives, subject to IAC’s review and approval.

Effective as of the date of the spin-off, the Board of Directors and the Compensation Committee have taken a more active role. The Compensation Committee reviews and approves all compensation programs applicable to our executive officers and the specific compensation arrangements for our named executive officers as well as other executive officers who are required to file reports under Section 16 of the Exchange Act. On a quarterly basis, the Compensation Committee reports to the Board on its activities.

Senior management, led by our Executive Vice President of Human Resources, generally recommends compensation programs applicable to all executive officers and presents these to the Compensation Committee for review, comment and approval. With respect to the compensation for our named executive officers, the Compensation Committee may seek input from outside advisors. In that case, our Executive Vice President of Human Resources acts as a resource for historical and peer group information and facilitates communication between the committee and the outside advisors. In addition, our Executive Vice President of Human Resources also plays an active role in developing proposed compensation packages for any new executive officers and determining executive officers’ total compensation, including recommendations for annual compensation reviews. Recommendations are presented to the Compensation Committee for final approval. Our Chief Executive Officer, Chief Financial Officer, Executive Vice President of Human Resources, and Executive Vice

President & General Counsel regularly attend the Compensation Committee’s meetings to provide perspectives on the competitive landscape, the needs of the business, information regarding HSNi’s performance, and technical advice. However, officers are not permitted to be present during the discussion and determination of their compensation.

Our Chief Executive Officer generally plays an advisory role to the Compensation Committee during this process. Our Chief Executive Officer works with our Executive Vice President of Human Resources and Chief Financial Officer to assist the Compensation Committee in establishing company-wide compensation programs, including the structure of bonus and equity programs and in establishing appropriate company-wide bonus and equity pools. At year-end, the Chief Executive Officer meets with the committee and discusses her views of corporate and individual executive officer performance for the prior year and her recommendations for appropriate compensation packages for the individual executive officers other than herself. The Chief Executive Officer and the Compensation Committee discuss each individual recommendation. Following such discussion, the Compensation Committee meets without the Chief Executive Officer and discusses the Chief Executive Officer’s recommendations, as well as any information provided by the compensation consultant concerning peer group comparisons and industry trends and makes the ultimate compensation decisions.

Elements of Compensation

HSNi’s compensation packages for executive officers historically and currently consist of salary, short-term incentive compensation in the form of annual bonuses, long-term incentives predominantly in the form of equity awards, some minor perquisites and other benefits. Historically, prior to making specific decisions related to any particular element of compensation, we typically reviewed the total compensation of each executive and evaluated the executive’s total short- and long-term compensation in the aggregate. We determined which element or combinations of compensation elements (salary, bonus or equity) could be used most effectively to further our compensation objectives; however, historically all such decisions were subjective, and made on a facts and circumstances basis without any prescribed relationship between the various elements of the total compensation package. Beginning in 2008, after the spin-off, senior management has worked with the Compensation Committee to create a more objective compensation program aligned with our overall compensation philosophy and to promote and balance our key objectives.

The following table outlines our objectives for each of the principal components of executive compensation and our target positioning for those components:

Compensation Element	Objective	Strategy
Base Salary	• Reward individuals’ current contributions	• Target annual base salary ranges at median levels relative to our peer groups
• Compensate individuals for their expected day-to-day performance
Short-Term Incentive Program	• Enable us to attract, retain and reward individuals who contribute to our success	• Target short-term cash incentive compensation at median levels relative to our peer groups
	• Align executive compensation with annual performance	• Establish attainable yet aspirational short-term goals
• Motivate individuals to enhance the value of HSNi
Long-Term Incentive Program	• Align individuals’ incentives with the long-term interests of our shareholders	• Establish attainable yet aspirational long-term goals
	• Provide a total compensation opportunity commensurate with corporate and individual performance	• SARs vesting annually over a period of three years representing 40% of long-term incentive
	• Encourage long-term commitment to HSNi and our long-term goals	• Performance based cash compensation earned based on an achievement of a one year goal with three-year cliff vesting, representing 40% of long-term incentive.
• RSUs with three-year cliff vesting representing 20% of long-term incentive

Salary

Base salary is the fixed portion of executive pay and is set to compensate individuals for their expected day-to-day performance.

HSNi negotiates a new executive officer’s starting salary upon arrival, typically based on the executive’s prior compensation history, prior compensation levels for the particular position within HSNi, salary levels of other executives within HSNi, salary levels available to the individual in alternative opportunities, reference to certain survey information and the extent to which HSNi desires to secure the executive’s services. Once established, salaries can increase based on a number of factors, including the assumption of additional responsibilities, internal equity, periodic market checks and other factors which demonstrate an executive’s increased value to HSNi.

Since the spin-off, our strategy for base salary is to target annual base salary of each of our executive officers at median levels relative to our peer group in the retail sector, although individual officer salaries may be above or below those targets. In 2008, we retained Towers Perrin to evaluate the base salaries of our named executive officers relative to salaries paid to comparable companies in that peer group. As a result of this survey, we determined that our named executive officers were generally within the 25th to 50th percentile of our peer group.

Short-Term Incentives or Annual Bonuses

Our annual bonus program is designed to motivate our executive officers to continuously improve company performance by aligning a portion of their compensation with our key business and financial targets. Due to its variable nature, and because in any given year bonuses have the potential to make up a significant portion of an executive officer’s total compensation, the bonus program provides an important incentive tool to achieve HSNi’s annual performance objectives.

Historically, after consultation with HSN management, IAC established the annual bonus for the Chief Executive Officer of HSNi and an annual bonus pool for HSN based on its assessment of HSN’s performance. In large part, success was measured based on HSN’s growth in profitability, but this was measured subjectively both in absolute terms over the prior year and in comparison to HSN’s competitors, taking into account economic and other factors, without any pre-established targets on which compensation levels were based. Consideration was sometimes given to achievement of various strategic objectives over the course of the year and other factors IAC and HSNi’s management deemed relevant. Factors affecting compensation were not accorded specific weightings, and compensation was not determined based on formulaic calculations. Rather, IAC engaged in an overall assessment of appropriate bonus levels based on a subjective interpretation of all the relevant criteria. Ms. Grossman, as the Chief Executive Officer of HSN, would then establish the bonus payments for the other executives out of the HSN bonus pool. Specific bonus payouts were determined based on the size of the bonus pool generally and Ms. Grossman’s assessment of individual performance.

The annual bonus, or short-term incentive compensation of HSNi’s Chief Executive Officer is provided for in her employment agreement, which provides that she will be eligible to receive an annual cash bonus each fiscal year ending during the term of the agreement. The bonus has a high performance target of 100% of the base salary, with the actual amount determined in the sole discretion of the Compensation Committee based on the factors it deems relevant. These may include, among other factors, the performance of HSNi against pre-established performance criteria (including competition, prior year results, the achievement of established initiatives, etc.) and the contribution and performance of the Chief Executive Officer.

Going forward, HSNi intends to award short-term incentives or annual bonuses based on a more objective approach and, specifically, the achievement of specific performance goals. Performance goals may be based on a wide variety of business metrics. For 2009, the annual performance bonuses for the Chief Executive Officer and all other named executive officers will be based on established targets for the following performance measures: HSNi Free Cash Flow and HSNi Adjusted EBITDA, as more specifically described below. The Compensation Committee believes that these are the best measures of short-term and intermediate-term results since they are widely followed by the investment and analyst communities and can be influenced by management in the short to intermediate term.

•

HSNi Free Cash Flow is defined as Adjusted EBITDA (as defined below), less capital expenditures, less cash interest and cash taxes, plus or minus changes in working capital. We believe Free Cash Flow is a useful measure because it represents the cash that our operating businesses generate. Free Cash Flow takes into account capital expenditure investments necessary to grow and operate the business and also takes into account cash outflows relating to taxes and interest on our indebtedness. Additionally, Free Cash Flow reflects HSNi’s significant working capital requirements relative to accounts receivable, inventories, other current assets, accounts payable and accrued expenses (including cash payments to cable and satellite distribution partners). Free Cash Flow thus represents cash available to HSNi to make scheduled payments on long-term debt, and to consider other strategic activities, such as business acquisitions, cash dividends and share repurchases. This performance metric will be used for purposes of establishing targets for employees of HSNi at the corporate level.

•

Adjusted EBITDA is defined as operating income (as reported in our audited consolidated statement of operations) excluding, if applicable: (1) non-cash compensation expense and amortization of non-cash marketing, (2) amortization of intangible assets, (3) depreciation and related gains and losses on asset dispositions, (4) goodwill, long-lived asset and intangible asset impairments, (5) pro forma adjustments for significant acquisitions, and (6) one-time items. Such one-time items of gain or loss include items that are truly one-time in nature and non-recurring, infrequent or unusual. We believe Adjusted EBITDA is a useful measure because it represents the consolidated operating results from HSNi’s segments, but excludes the effects of non-cash expenses or one-time items. We report Adjusted EBITDA according to this definition when we report our quarterly and annual results. We believe that use of this measure will foster transparency with HSNi’s management team and give management timely feedback on this key performance measure. Adjusted EBITDA will be computed on a consolidated basis and for each business segment (as well as for each of the Cornerstone Brands) and will be used as a performance metric for all levels. Adjusted EBITDA may be adjusted up or down for items that are truly non-recurring, infrequent or unusual. In the event of a change in accounting rules or tax laws that becomes effective during a plan year, the applicable target will be recomputed and adjusted as though the financial operating plan for that fiscal year had been prepared on a basis consistent with the new accounting rule or tax law.

For 2009, the committee established bonus targets of 50% of annual base salary for all named executive officers, with the exception of the Chief Executive Officer, and a performance range of 70% to 120%, with a payout range of 30% to 200%. The individual goal achievement has a payout range of 0% to 125%. For all the named executive officers, excluding the Chief Executive Officer, the short-term annual incentive is allocated among the three components in the following manner: 40% towards HSNi Free Cash Flow, 40% towards HSNi Adjusted EBITDA and 20% towards individual performance. At least one of the two financial performance measures must be achieved at a threshold of 70% or no individual performance payout is funded or earned.

For the Chief Executive Officer, the committee established a target of 100% of base annual salary for her short-term annual incentive with the same performance range and payout range as referenced above; however, her plan was weighted 50% towards HSNi Free Cash Flow and 50% towards HSNi Adjusted EBITDA. This was designed to ensure that the payment of a short-term incentive to the Chief Executive Officer is entirely “performance-based” compensation and deductible pursuant to Section 162(m).

To the extent earned, HSNi will pay bonuses shortly after year-end following finalization of financial results for the applicable year.

The Compensation Committee intends to administer the short-term incentive program so that payments pursuant to the program will qualify as “performance-based” compensation under Section 162(m) of the Code, to the extent practicable. However, the Compensation Committee recognizes that, where a component of short-term incentive compensation is based on individual performance alone, this portion of the incentive compensation will not be considered “qualified performance-based compensation.” As a result, this portion of the incentive compensation may not be deductible under Section 162(m). As a way to mitigate this, only the Chief Financial Officer, Chief Operating Officer and Executive Vice President/Merchandising and Executive Vice President/General Counsel have an individual performance component for their short-term incentive plan that is weighted at 20% of the target, with a maximum payout level of 125% for achievement on individual performance goals.

Long-Term Incentives

HSNi believes that ownership shapes behavior, and that by providing a meaningful portion of an executive officer’s compensation in stock, an executive’s incentives are aligned with the shareholders’ interests in a manner that drives better performance over time. In setting particular award levels, the predominant objectives are providing the person with effective retention incentives, appropriate reward for past performance, and incentives for strong future performance. Appropriate levels to meet these goals may vary from year to year, and from individual to individual, based on a variety of factors.

Prior to our spin-off from IAC, awards to the Chief Executive Officer were made by IAC. Additionally, IAC established a pool for annual equity awards that the Chief Executive Officer allocated to the company’s employees, including executives, subject to IAC’s approval. In establishing the equity pool, IAC took into account historical practices, its view of market compensation generally, the dilutive impact of equity grants across IAC and other relevant factors. Additionally, IAC approved any equity grants made to HSN executives outside of the annual grant process. Executives received grants that were subjectively determined based on the judgment of HSN’s Chief Executive Officer on how best to allocate the equity pool for retention, reward and motivation based on a host of subjective factors (including past contribution, retention risk, contribution potential, and market data).

Chief Executive Officer Compensation

Going forward, the Chief Executive Officer’s long-term incentive compensation is provided for in her employment agreement, which was approved by IAC prior to the spin-off. This contract remains in effect through January 31, 2012. The general terms of the long-term incentive compensation provided for in the agreement are as follows:

•	Four year plan with payments being made in years three and four up to a maximum payout of $4 million;

•	Payment can be made in the form of common stock or cash or some combination thereof as determined by HSNi in its discretion;

•

The plan is tied to the performance of HSNi and, specifically, to cumulative compounded annual earnings before interest, taxes and amortization, or EBITA, growth rates in years one through three and a second look back inclusive of years one through four;

•	The performance ranges and payout levels are as follows:

EBITA Compounded Annual Growth Rate	% of Bonus Paid
Less than 10%	0%
Greater than or equal to 10% but less than 12.5%	33%
Greater than or equal to 12.5% but less than 15%	66%
Greater than or equal to 15%	100%

•	Payments made in years three and four are both reduced by 25% of the gross amount for each 12 month period in which the cumulative compounded annual growth rate of EBITA is less than 5%;

•	Payment in year four is also reduced by, or net of, the payment made in year three.

In addition, the employment agreement provides that the Chief Executive Officer is eligible to receive equity incentive awards pursuant to annual or other grants under any equity based compensation plan or plans that may be established or maintained by HSNi and cash incentive awards pursuant to any incentive, bonus or similar plan that may be established or maintained by HSNi. In determining whether and to what extent the Chief Executive Officer will participate in any such plans or programs, the Board (or the Compensation Committee) shall exercise its reasonable discretion, taking into account the Chief Executive Officer’s position, responsibilities and performance; the company’s performance; the Chief Executive Officer’s then-existing equity position in HSNi; prior equity and/or cash incentive awards granted to the Chief Executive Officer and equity and/or cash incentive awards granted to other HSNi executives.

Other Named Executive Officers Compensation

All other named executive officers will participate in a long-term incentive program that will use a combination of three components to deliver long-term incentives. The target for each of the eligible named executive officers is 100% of base annual salary. As described below, the three components of awards are stock-settled SARs, performance cash and RSUs.

Stock-Settled SARs • Performance-oriented • Rewards growth • Shareholder aligned • Three-year annual vesting	Performance Cash • Performance-leveraged • Enhanced line-of-sight • One-year EPS goal • Payable at the end of three years	RSUs • Promotes retention • Shareholder aligned • Three-year cliff vesting
40%	40%	20%

The number of stock-settled SARs awarded will be based on a relative share value. The SARs will have an exercise price equal to Fair Market Value (as defined in the Plan) on the date of grant, will vest annually over a three year term and expire ten years from the date of grant. Performance cash will be payable at the end of a three-year period contingent upon HSNi stock achieving a one-year Adjusted earnings per share, or Adjusted EPS target. RSUs will vest in full on the third anniversary of the date of grant.

The performance cash payout level will be determined based on achievement of an Adjusted EPS target within an established performance range. The Compensation Committee believes that this financial measure is the best measure of HSNi’s long-term results since Adjusted EPS is a widely followed metric and will most closely align the interest of our executive officers with those of our shareholders.

Adjusted EPS	Threshold	Target	Maximum
Performance Range	70%	100%	120%
Payout Level	30%	100%	200%

Adjusted EPS is defined as Adjusted Net Income (as defined below) divided by diluted weighted average shares outstanding for Adjusted EPS purposes. Adjusted Net Income generally captures all items on the statement of operations that have been, or ultimately will be, settled in cash and is defined as net income available to common shareholders excluding, net of tax effects, if applicable: (1) non-cash compensation expense and amortization of non-cash marketing, (2) amortization of intangible assets, (3) gains and losses on asset dispositions (4) goodwill, long-lived asset and intangible asset impairments, (5) pro forma adjustments for significant acquisitions, (6) one-time items, and (7) discontinued operations. We believe Adjusted Net Income is a useful measure because it represents HSNi’s consolidated results taking into account charges which are not allocated to the operating businesses such as interest expense and taxes, but excluding the effects of identified non-cash expenses or one-time items. The definition of Adjusted EPS above is consistent with the definition used by HSNi in its quarterly earnings release, thereby maximizing transparency for our management team. Adjusted EPS may be adjusted up or down for one-time items. Such one-time items of gain or loss include items that are truly one-time in nature and non-recurring, infrequent or unusual. In the event of a change in accounting rules or tax laws that becomes effective during a plan year, the applicable Key Performance Measure target shall be recomputed and adjusted as though the financial operating plan for that fiscal year had been prepared on a basis consistent with the new accounting rule or tax law.

Types of Awards

Under the Plan, the Compensation Committee may grant a variety of long-term incentive vehicles, including options, RSUs and SARs. Historically, IAC relied on a combination of stock options and RSUs. Prospectively, we plan to rely on a combination of RSUs and stock-settled SARs.

Stock Options. Options reward participants for long-term improvement in HSNi’s stock price. Although the options are given a value at the date of grant for financial reporting purposes, the actual value of the options is entirely based on future increases in our stock price. If the stock price does not increase over the term of the option, the participant receives no value.

In 2008, IAC used non-qualified stock options as its primary equity compensation tool for HSNi’s executive officers to continue the shift to performance-based equity that began with the granting of Growth Shares in 2007. IAC believed that following the spin-off, HSNi’s performance would have a greater correlation to HSNi’s stock price than it did to IAC’s stock price in the former conglomerate structure, thus making stock options a more targeted equity incentive tool.

Restricted Stock Units. RSUs are shares of our common stock that are awarded with the restriction that the recipient remain with us through the award’s vesting period. RSU awards generally vest 100% at the end of a three-year period. Unvested RSUs are generally forfeited upon termination of employment. As a result, RSUs are intended to retain key employees, including the named executive officers. RSUs provide the opportunity for capital accumulation and more predictable long-term incentive value.

Until 2008, IAC used RSUs as its exclusive equity compensation tool for HSN’s executive officers. Through 2006, these awards generally vested in equal annual installments over five years (annual vesting RSUs), or cliff vested at the end of five years (cliff-vesting RSUs). Annual vesting awards were intended to provide frequent rewards and near-term retention incentives, while cliff-vesting RSUs provided more of a long-term retention mechanism.

Stock Appreciation Rights. Stock-settled SARs are similar to traditional stock options, except, upon exercise, holders of stock-settled SARs will only receive shares with a value equal to the spread between the current market price per share of our common stock and the exercise price. The exercise price for awards granted under the Plan is required to be priced at, or above, the fair market value of our common stock at the date of grant. For stock options granted prior to the spin-off, the exercise price was based on the fair market value of IAC’s stock at the date of grant and then adjusted based on the relative market capitalizations of IAC and HSNi following the spin-off. Awards typically vest periodically over a three- or four-year term.

Other Compensation

We provide certain executive officers with perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with industry norms and position levels. These personal benefits do not have a relationship to other compensation levels. They are provided in order to enable us to attract and retain these executives. The committee periodically reviews the levels of these benefits provided to our executive officers.

Ms. Grossman, who lives in New York but spends the majority of her professional time at our headquarters in Florida, received reimbursement of her travel expenses as well as certain of her Florida living expenses, along with a tax “gross-up” of certain of these expenses. Under other limited circumstances, our executive officers have received non-cash and non-equity compensatory benefits. The values of these benefits are reported under the heading “Other Annual Compensation” in this filing pursuant to applicable rules, and are generally considered in determining overall compensation levels. Nonetheless, despite the fact that we report these reimbursements as compensation, we do not believe Ms. Grossman receives a personal benefit as a result of such reimbursements, as they merely compensate her for the incremental expenses of commuting to and working in Florida, while her family continues to reside in New York.

During 2008, the executive officers did not participate in any deferred compensation or retirement program other than IAC’s 401(k) plan. In 2008, as part of the IAC/InterActiveCorp Retirement Savings Plan (401k), the company’s matching contribution was $0.50 for every $1.00 up to a maximum of the first 6% of the employee’s contributions (excluding catch-up contributions allowable by the plan). This included those contributions of executive officers. Effective January 1, 2009, under the newly created HSN, Inc. Retirement Savings Plan (401k), HSNi reduced the employer matching contributions to $0.10 on every $1.00 up to a maximum of the first 6% of employee contributions (excluding catch-up contributions allowable by the plan). The value of this benefit to executive officers is reported under the heading “Other Annual Compensation” in the Summary Compensation Table.

Post-Termination Compensation and Benefits

We believe that a strong, experienced management team is essential and in the best interests of HSNi and our shareholders. In addition, we recognize that the possibility of a change in control could arise and that such a possibility could result in the departure of the named executive officers to the detriment of HSNi and its shareholders. As a result, we have entered into employment agreements with each of our named executive officers in order to retain qualified executive officers and to minimize employment security concerns. Under the agreement, severance is provided for termination without cause (as defined in the agreement). The employment agreement of our chief executive officer requires that severance also be provided if the executive officer terminates her employment for “good reason” (as defined in the agreement). These agreements generally provide for severance in the form of base salary for the remainder of the term of the agreement, subject to mitigation for salary or wages earned from another employer, including self-employment.

Vesting of Awards Upon Change-in-Control

The Compensation Committee determined to include “double-trigger” change-in-control provisions in each of the award agreements. Upon a “change-in-control” and a termination of employment for other than cause within one year of the change-in-control, the unvested portion of the outstanding RSU, SAR and option awards will vest. The purpose of this accelerated vesting, in addition to those set forth above, is to ensure that we retain our named executive officers prior to and through the change-in-control.

Impact of Tax and Accounting Issues

The Compensation Committee also considers and evaluates the impact of applicable tax laws with respect to compensation paid under our plans, arrangements and agreements.

For instance, with certain exceptions, Section 162(m) of the Code, limits our deduction for compensation in excess of $1 million paid to certain covered employees (generally our named executives officers). Compensation paid to covered employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation” within the meaning of Section 162(m). While the Compensation Committee generally intends to structure and administer our Plan so as to not be subject to the deduction limit of Section 162(m), the Compensation Committee may from time to time, where it believes it is in the best interest of our shareholders and to remain competitive in the marketplace for talent, approve payments that cannot be deducted in order to maintain flexibility in structuring appropriate compensation programs.

Specifically, the bonuses paid to our named executive officers for performance during the year ended December 31, 2008 did not qualify as “qualified performance based compensation” within the meaning of Section 162(m) because of the lack of a defined short-term incentive program and established and pre-approved performance measures for 2008. However, the total compensation paid to these named executive officers (including the bonuses) did not exceed the deduction limit of $1 million. In addition, the Compensation Committee recognizes that for certain named executive officers it is possible that the component of short-term incentive compensation based on individual performance may not be considered “qualified performance-based compensation” and deductible under Section 162(m). Additionally, if any other provision of a plan or award that is intended to be performance-based under Section 162(m) is later found to not satisfy the conditions of Section 162(m), our ability to deduct such compensation may be limited.

In 2008, the Compensation Committee completed its review and approval of modifications to our compensatory arrangements in order to comply with Section 409A of the Code. This code provision generally provides that amounts deferred under nonqualified deferred compensation arrangements will be subject to accelerated income recognition, interest and substantial penalties unless the arrangement satisfies certain design and operational requirements. The transition period for amending plans and other arrangements to comply with Section 409A ended on December 31, 2008, and we have modified our compensatory arrangements so that compensation payable under such arrangements now comply with Section  409A.

2008 Compensation Actions

During 2008 and prior to the spin-off, the pay and scope of responsibilities for our Chief Operating Officer, Mr. Ethier, and our Executive Vice President/General Counsel, Mr. Warner, were evaluated. As a result, their individual base salaries were increased.

In 2008, we retained Towers Perrin to conduct a base salary competitive assessment and to evaluate the base salaries of our named executive officers relative to the executive officers in our peer groups. We determined that the base salaries for our named executive officers ranged between the 25th and the 50th percentile of our peer groups.

Based on her assumption of significantly more responsibility in connection with the spin-off and our status as a stand-alone public company and a comparison of her pay in relation to our peer groups, it was recommended that the base salary of our Chief Financial Officer be increased. The Compensation Committee approved this recommendation.

Increases in base salaries during the year ended December 31, 2008 for our named executive officers ranged from 11% to 25%.

Also during 2008, HSNi awarded a one-time “emergence grant” of stock-settled SARs to our senior leaders, including the named executive officers (other than our Chief Executive Officer). It was determined that an award of stock-settled SARs, as opposed to RSUs, would more closely align the participants’ interests with those of our shareholders. These stock-settled SARs will be conditioned on continued employment and vest over a three-year period, with 50% vesting on each of the second and third anniversaries of the date of grant. The exercise price for these stock-settled SARs is the closing price of our common stock on the date of grant. The Compensation Committee believes that these grants achieve the company’s objectives of aligning individual incentives with the long-term interest of the company’s shareholders and encourage long-term commitment to HSNi and its long-term goals.

Since we did not previously have a short-term annual incentive program, bonus targets or performance measures for our named executive officers (other than our Chief Executive Officer), management and the Compensation Committee exercised discretion in awarding annual bonuses for the year ended December 31, 2008. For each of these named executive officers, the Compensation Committee discussed with the Chief Executive Officer individual performance, enterprise value, activities in connection with the spin-off and additional responsibilities assumed during the year.

The employment agreement of our Chief Executive Officer provides for an annual bonus with a performance target of 100% of base salary, with the actual amount determined in the sole discretion of the Compensation Committee based on performance targets it deems relevant. In determining the annual bonus for our Chief Executive Officer, the Compensation Committee discussed the Chief Executive Officer’s performance in connection with the spin-off and during the current challenging macroeconomic environment and the many other contributions she made to the enterprise during the year.

The bonuses paid to our named executive officers for the year ended December 31, 2008 ranged from 19% to 50% of base salaries.

The actual bonus amounts paid to our named executive officers for fiscal 2008 are specifically described in the Summary Compensation Table below. The Compensation Committee believes that the annual bonuses awarded achieve the committee’s objectives for our short-term incentive program by rewarding the short-term effort and performance of each of these executives and aligning executive compensation with annual performance.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation information for the years ended December 31, 2008 and 2007 for our chief executive officer, chief financial officer and each of our other three most highly compensated executive officers as of the end of the last fiscal year. We refer to these persons as our named executive officers elsewhere in this proxy statement. The amounts reported under “Stock Awards” and “Stock Appreciation Rights and Option Awards” are unusually high because, in connection with the spin-off, the vesting of certain previously granted awards was accelerated. The amounts reported in these columns include the amounts of all unamortized compensation expense related to these accelerated awards.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Stock Appreciation Rights and Option Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Mindy Grossman	2008	1,000,000	500,000	937,675	700,104	100,886	3,238,665
Chief Executive Officer	2007	1,000,000	500,000	499,331	—	128,178	2,127,509

Mark Ethier	2008	429,615	125,000	1,110,594	102,464	7,750	1,775,423
Executive Vice President and Chief Operations Officer	2007	400,000	100,000	819,260	—	7,750	1,327,010

Barbara Lynne Ronon (3)	2008	475,000	90,000	262,544	24,422	53,941	905,907
Executive Vice President– Merchandising	2007	102,308	100,000	77,060	—	8,561	287,929

Judy Schmeling	2008	420,000	150,000	1,172,457	102,464	7,750	1,852,671
Executive Vice President and Chief Financial Officer	2007	389,039	120,000	681,413	—	7,750	1,198,202

James Warner (4)	2008	336,000	100,000	264,637	76,050	48,662	825,349
Executive Vice President and General Counsel	2007	254,423	100,000	153,482	—	47,185	555,090

(1)	This amount reflects the fair value recognized for financial statement reporting purposes in accordance with FAS 123R. For (i) all RSUs granted prior to August 8, 2005, and (ii) RSUs granted after August 8, 2005 through December 31, 2007 and scheduled to vest on or prior to February 2009, vesting was accelerated to August 20, 2008. In accordance with FAS 123R, all unamortized expense related to these awards was accelerated and recorded in the financial statements in August 2008. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service based vesting conditions. Assumptions used in the calculation of these amounts are included in Note 12 to our audited financial statements for the year ended December 31, 2008 included in our Annual Report on Form 10-K. These amounts reflect HSNi’s accounting expense for these awards and do not correspond to the actual value that may be paid to or realized by the named executive officers.

(2)	The table below describes the amounts included in the “All Other Compensation” column above for 2008.

	Mindy Grossman		Mark Ethier	Barbara Lynne Ronon	Judy Schmeling	James Warner
Housing	$87,569	*	$—	$50,210	$—	$38,039
Relocation Expenses	—		—	—	—	—
Personal Travel	—		—	—	—	4,721
Automobile	7,875		—	—	—	—
401(k) Plan match	5,442		7,750	3,731	7,750	5,902

Total All Other Compensation	$100,886		$7,750	$53,941	$7,750	$48,662

*	This amount includes a tax “gross-up” for Ms. Grossman of $30,194.

(3)	Ms. Ronon joined the company on October 15, 2007.

(4)	Includes compensation earned by Mr. Warner from January 1 through March 12, 2007 as an employee of Ticketmaster, a subsidiary of IAC. Such amounts were converted to U.S. dollars based on an average exchange rate for 2007 of 1 GBP to $0.49987.

Grants of Plan-Based Awards

The table below provides the following information regarding equity awards granted to our named executive officers in 2008 under the Plan (including Adjusted Awards). For information concerning RSU and stock option awards received by our named executives in connection with the spin-off, see “Equity Grants in Connection with the Spin-off” below.

Name	Grant Date	All Other Option Awards: Number of Units or Shares of Common Stock Underlying Options (#)	Exercise or Base Price of Option Awards ($) (sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)
Mindy Grossman
Options (2)	8/20/08	142,521	30.46	584,000
Options (2)	8/20/08	205,864	37.58	717,000
Options (2)	8/20/08	370,555	44.71	1,115,000
Options (2)	8/21/08	348,930	16.48	2,758,370

Mark Ethier
Options (2)	8/21/08	59,318	16.46	469,136
SARs (3)	12/22/08	22,500	5.76	54,225

Barbara Lynne Ronon
Options (2)	8/21/08	13,957	16.46	110,385
SARs (3)	12/22/08	22,500	5.76	54,225

Judy Schmeling
Options (2)	8/21/08	59,318	16.46	469,136
SARs (3)	12/22/08	22,500	5.76	54,225

James Warner
Options (2)	8/21/08	43,965	16.46	347,713
SARs (3)	12/22/08	22,500	5.76	54,225

(1)	This amount reflects the fair value that will be recognized for financial statement reporting purposes in accordance with FAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service based vesting conditions. Assumptions used in the calculation of these amounts are included in Note 12 to our audited financial statements for the year ended December 31, 2008 included in our Annual Report on Form 10-K filed on March 31, 2009. These amounts reflect HSNi’s accounting expense for these awards, and do not correspond to the actual value that may be paid to or realized by the named executive officers.

(2)	Reflects options that vest in four equal annual increments and expire after ten years.

(3)	Reflects stock-settled SARs that vest in equal increments on the second and third anniversary of the date of grant.

Outstanding Equity Awards at Fiscal Year-End

The table below provides information regarding various HSNi equity awards held by HSNi’s named executive officers as of December 31, 2008. The market value of all awards is based on the closing price of HSNi common stock of $7.27 as of December 31, 2008.

	Stock Appreciation Rights and Option Awards (1)		Stock Awards (2)(3)
Name	Number of Securities Underlying Unexercised SARs and Options (#) (Exercisable)	Number of Securities Underlying Unexercised SARs and Options (#) (Unexercisable)	SARs and Option Exercise Price ($)	SARs and Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)
Mindy Grossman		348,929 142,521 205,864 370,555	16.48 30.46 37.58 44.71	4/9/18 8/20/18 8/20/18 8/20/18	135,931	988,218

Mark Ethier		59,318 22,500	16.46 5.76	1/31/18 12/22/18	40,008	290,858

Barbara Lynne Ronon		13,957	16.46	1/31/18
		22,500	5.76	12/22/18	22,119	160,805

Judy Schmeling	499 1,400	59,318 22,500	22.21 18.96 16.46 5.76	12/20/09 12/16/11 1/31/18 12/22/18	18,639	— 135,506

James Warner	287 116 221	43,965 22,500	8.19 12.34 23.74 16.46 5.76	2/20/11 5/15/11 3/19/12 1/31/18 12/22/18	7,914	57,535

(1)	In connection with the spin-off from IAC, each unexercised stock option to purchase shares of IAC common stock issued to our named executive officers and granted prior to December 31, 2007 converted into awards of HSNi and each of the other Spincos. All stock options granted by IAC after December 31, 2007 converted into awards of HSNi. Adjustments were made to the number of shares subject to such awards and to the corresponding exercise prices based on the relative market capitalizations of HSNi and each of the Spincos to maintain pre-and post spin-off value.

(2)	In connection with the spin-off, RSUs granted by IAC converted into awards in HSNi, and for certain awards, awards in the other four Spincos.

(3)	The table below provides the following information regarding RSU awards in HSNi stock held by HSNi’s named executive officers as of December 31, 2008: (i) the grant date of each award, (ii) the number of RSUs outstanding (on an aggregate and grant-by-grant basis), (iii) the market value of RSUs outstanding as of December 31, 2008, (iv) the vesting schedule for each award and (v) the total number of RSUs that vested or are scheduled to vest in each of the fiscal years ending December 31, 2009, 2010, 2011 and 2012.

	Number of Unvested RSUs as of 12/31/08	Market Value of Unvested RSUs as of 12/31/08	Vesting Schedule (#)
Name and Grant Date	(#)	($)	2009	2010	2011	2012
Mindy Grossman
5/17/06	27,981	203,422	9,327	9,327	9,327	—
5/17/06 (b)	30,652	222,840	—	—	30,652	—
2/16/07 (c)	7,512	54,612	—	7,512	—	—
4/9/08 (d)	69,786	507,344		—	—	69,786

Total	135,931	988,218	9,327	16,839	39,979	69,786

Mark Ethier
2/6/06 (a)	8,426	61,257	—	4,213	4,213	—
2/6/06 (b)	24,373	177,192	—	—	24,373	—
2/16/07 (a)	4,204	30,563	—	1,401	1,401	1,402
2/16/07 (c)	3,005	21,846	—	3,005	—	—

Total	40,008	290,858	—	8,619	29,987	1,402

Barbara Lynne Ronon
9/12/07 (a)	11,684	84,943	2,921	2,921	2,921	2,921
9/12/07 (c)	10,435	75,862	—	10,435	—	—

Total	22,119	160,805	2,921	13,356	2,921	2,921

Judy Schmeling
2/6/06 (a)	6,922	50,323	—	3,461	3,461	—
2/16/07 (a)	4,204	30,563	—	1,401	1,401	1,402
2/16/07 (c)	7,513	54,620	—	7,513	—	—

Total	18,639	135,506		12,375	4,862	1,402

James Warner
2/6/06 (a)	1,606	11,676	—	803	803	—
2/16/07 (a)	3,678	26,739	—	1,226	1,226	1,226
2/16/07 (c)	2,630	19,120	—	2,630	—	—

Total	7,914	57,535	—	4,659	2,029	1,226

(a)	Originally these awards were to vest in five equal annual installments on each of the first five anniversaries of the grant date subject to continued employment. As a result of the spin-off, any awards scheduled to vest by February 2009 accelerated and vested at the date of the spin-off.

(b)	These awards vest in one lump sum installment on the fifth anniversary of the grant date, subject to continued employment, and will settle in stock of all five Spincos.

(c)	These awards vest in one lump sum installment on the third anniversary of the date of grant, subject to continued employment, and will settle in stock of all five Spincos.

(d)	These awards vest in one lump sum installment on the fourth anniversary of the date of grant, subject to continued employment.

Equity Grants in Connection with the Spin-off

In connection with the spin-off, certain IAC RSU and stock option awards held by our named executive officers were converted into (i) HSNi RSUs and stock options and (ii) RSUs and stock options of the other Spincos—IAC, Interval Leisure Group, Inc., Ticketmaster Entertainment, Inc. and Tree.com. Only HSNi RSUs and stock options received in connection with the spin-off are reflected in the Outstanding Equity Awards at Fiscal Year-End table above.

The tables below provide information concerning the RSUs and stock options of the other Spincos that were received by our named executives in connection with our spin-off.

	Security	Award Type	Grant Date	Number of Spinco Securities Underlying Options (a)	Intrinsic Value of Spinco Option Awards at 12/31/08 ($/Sh) (b)	Number of Spinco Shares of Stock or Units (#) (c)	Market Value of Spinco RSUs that have not vested as of 12/31/08 ($) (d)
Mindy Grossman	IAC	RSUs	8/21/2008	—	—	10,866	170,922
	Interval Leisure Group, Inc.	RSUs	8/21/2008	—	—	4,346	23,425
	Ticketmaster Entertainment	RSUs	8/21/2008	—	—	4,346	27,901
	Tree.com	RSUs	8/21/2008	—	—	725	1,885

							224,133

Mark Ethier	IAC	RSUs	8/21/2008	—	—	12,452	195,870
	Interval Leisure Group, Inc.	RSUs	8/21/2008	—	—	4,981	26,848
	Ticketmaster Entertainment	RSUs	8/21/2008	—	—	4,981	31,978
	Tree.com	RSUs	8/21/2008	—	—	824	2,142

							256,838

Barbara Lynne Ronon	IAC	RSUs	8/21/2008	—	—	1,744	27,433
	Interval Leisure Group, Inc.	RSUs	8/21/2008	—	—	699	3,768
	Ticketmaster Entertainment	RSUs	8/21/2008	—	—	699	4,488
	Tree.com	RSUs	8/21/2008	—	—	116	302

							35,991

Judy Schmeling	IAC	Stock Options	8/21/2008	4,748	—	—	—
	Interval Leisure Group, Inc.	Stock Options	8/21/2008	1,899	—	—	—
	Ticketmaster Entertainment	Stock Options	8/21/2008	1,899	—	—	—
	Tree.com	Stock Options	8/21/2008	316	—	—	—
	IAC	RSUs	8/21/2008	—	—	4,182	65,783
	Interval Leisure Group, Inc.	RSUs	8/21/2008	—	—	1,673	9,017
	Ticketmaster Entertainment	RSUs	8/21/2008	—	—	1,673	10,741
	Tree.com	RSUs	8/21/2008	—	—	280	728

							86,269

James Warner	IAC	Stock Options	8/21/2008	1,560	—	—	—
	Interval Leisure Group, Inc.	Stock Options	8/21/2008	624	—	—	—
	Ticketmaster Entertainment	Stock Options	8/21/2008	624	—	—	—
	Tree.com	Stock Options	8/21/2008	104	—	—	—
	IAC	RSUs	8/21/2008	—	—	1,464	23,029
	Interval Leisure Group, Inc.	RSUs	8/21/2008	—	—	586	3,159
	Ticketmaster Entertainment	RSUs	8/21/2008	—	—	586	3,762
	Tree.com	RSUs	8/21/2008	—	—	99	257

							30,207

(a)	All stock options are fully vested and exercisable.

(b)	Intrinsic value represents the pre-tax difference between the closing price of the security on December 31, 2008 and the exercise price for all “in the money” stock options.

(c)	Subject to continued employment, the RSUs vest at various times through May 2011.

(d)	The market value of RSU awards is based on the closing price of the respective Spinco common stock as of December 31, 2008.

Option Exercises and Stock Vested

In connection with the spin-off, IAC’s Compensation and Human Resources Committee determined that certain IAC-granted equity awards would accelerate in connection with the spin-off. As a result, our named executive officers received shares that were converted into shares of HSNi and each of the Spincos. The table below provides information regarding the number of shares acquired by our named executive officers during 2008 upon the vesting of RSU awards and the related value realized, excluding the effect of any applicable taxes. The dollar value realized upon vesting of RSUs represents the closing price of common stock on the applicable vesting date multiplied by the number of RSUs. As described in “Equity Grants in Connection with the Spin-off,” at the time of the spin-off certain IAC option awards held by our named executive officers were converted into options to purchase shares of common stock of the other Spincos. None of our named executive officers exercised options to purchase shares of common stock of any of the Spincos in 2008.

			Stock Awards
Name	Security	Award Type	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mindy Grossman	Pre-spin IAC	RSUs	6,682	139,052
	HSNi	RSUs	—	—
	IAC	RSUs	—	—
	Interval Leisure Group, Inc.	RSUs	—	—
	Ticketmaster Entertainment	RSUs	—	—
	Tree.com	RSUs	—	—

				139,052

Mark Ethier	Pre-spin IAC	RSUs	12,615	297,974
	HSNi	RSUs	8,651	109,089
	IAC	RSUs	21,625	332,128
	Interval Leisure Group, Inc.	RSUs	8,651	122,152
	Ticketmaster Entertainment	RSUs	8,651	187,208
	Tree.com	RSUs	1,444	10,714

				1,059,265

Barbara Lynne Ronon	Pre-spin IAC	RSUs	—	—
	HSNi	RSUs	419	5,284
	IAC	RSUs	1,046	16,065
	Interval Leisure Group, Inc.	RSUs	419	5,916
	Ticketmaster Entertainment	RSUs	419	9,067
	Tree.com	RSUs	70	519

				36,851

Judy Schmeling	Pre-spin IAC	RSUs	12,194	285,303
	HSNi	RSUs	9,872	124,486
	IAC	RSUs	24,676	378,986
	Interval Leisure Group, Inc.	RSUs	9,872	139,393
	Ticketmaster Entertainment	RSUs	9,872	213,630
	Tree.com	RSUs	1,647	12,221

				1,154,019

James Warner	Pre-spin IAC	RSUs	3,514	81,285
	HSNi	RSUs	783	9,874
	IAC	RSUs	1,955	30,026
	Interval Leisure Group, Inc.	RSUs	783	11,056
	Ticketmaster Entertainment	RSUs	783	16,944
	Tree.com	RSUs	133	987

				150,172

Payments Upon Termination or Change of Control

We have entered into employment agreements and maintain certain plans that will require us to provide compensation or other benefits to our named executive officers in connection with certain events related to a termination of employment or change of control. Set forth below are descriptions of these arrangements as they were in effect as of December 31, 2008.

Grossman Arrangements

Under Ms. Grossman’s employment agreement, upon a termination by the company for other than death or disability and without Cause (as defined below) or resignation by Ms. Grossman for Good Reason (as defined below), Ms. Grossman will be entitled to certain benefits. These benefits include continued payment of her base salary and provision of health benefits for a period of twenty-four consecutive months. She will also be entitled to pro rated portions of the bonus she would otherwise earn during the year in which the qualifying termination occurs, payable at the time such bonus would otherwise be payable. Ms. Grossman’s rights under her long-term cash incentive plan continue following such a termination.

Under Ms. Grossman’s employment agreement, “Cause” shall mean:

•

the plea of guilty or nolo contendere to, or conviction for, the commission of a felony offense by employee; provided, however, that after indictment, we may suspend executive from the rendition of services, but without limiting or modifying in any other way our obligations under the agreement; provided, further, that Ms. Grossman’s employment shall be immediately reinstated if the indictment is dismissed or otherwise dropped and there is not otherwise grounds to terminate Ms. Grossman’s employment;

•

a material breach by the executive of a fiduciary duty owed to us, which in the good faith reasonable determination of the Board, undermines the confidence of the Board in Ms. Grossman’s fitness to continue in her position, and a failure to cure such breach upon receipt of notice;

•	a material breach by executive of any of the covenants made by executive in her employment agreement and a failure to cure such breach upon receipt of notice;

•	the continued failure to perform material duties required by the agreement upon receipt of notice; or

•	a knowing and material violation of any material company policy pertaining to ethics, wrongdoing or conflicts of interest and a failure to cure such breach upon receipt of notice.

In each case, cause shall only be deemed to exist if it is determined in good faith by the vote of not less than 2/3 of the Board of Directors (excluding Ms. Grossman).

Under Ms. Grossman’s employment agreement, “Good Reason” shall mean:

•	HSNi’s material breach of the agreement;

•

the material reduction in title, duties, reporting responsibilities or level of responsibilities, excluding any such reduction resulting from any disposition of assets so long as we retain the business relating to the HSN television network and web-site and acknowledging that the involvement of the Chairman of the Board in certain matters primarily related to public company reporting, significant corporate transactions, or other significant financial, legal and accounting matters, shall not constitute any such reduction provided that Ms. Grossman continues to have primary responsibility for the management of all operations and activities of the businesses of the company;

•	a material reduction in base salary or target bonus, or

•	relocation to an area more than 50 miles from New York City.

Upon termination of employment for death or disability, Ms. Grossman is entitled to accelerated vesting of a percentage, based on years of service, of the unvested portion of the awards granted to her pursuant to her employment agreement. In addition, upon a termination of employment by the company for other than death, disability or Cause, a termination of employment by Ms. Grossman for Good Reason, or a Change of Control (as defined below) Ms. Grossman is entitled to accelerated vesting of all unvested awards outstanding as of that date.

Under Ms. Grossman’s employment agreement, “Change of Control” shall mean:

•

The acquisition by any individual, entity or group, other than HSNi, of beneficial ownership of equity securities of HSNi representing more than 50% of the voting power of the then outstanding equity securities of HSNi entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”);

•

Individuals who, as of the effective date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date, whose election, or nomination for election by our shareholders, was approved by a vote of at least a majority of the Incumbent Directors at such time shall become an Incumbent Director, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

•

Consummation of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of HSNi, the purchase of assets or stock of another entity, or other similar corporate transaction (a “Business Combination”), in each case, unless immediately following such Business Combination, (A) more than 50% of the resulting voting power shall reside in Outstanding Company Voting Securities retained by our shareholders in the Business Combination and/or voting securities received by such shareholders in the Business Combination on account of Outstanding Company Voting Securities, and (B) at least a majority of the members of the board of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination were Incumbent Directors at the time of the initial agreement, or action of the Board, providing for such Business Combination; or

•	Approval by our shareholders of a complete liquidation or dissolution of the company.

The amounts payable upon termination are all subject to the execution of a general release and to compliance with confidentiality, non-compete, non-solicitation of employees and non-solicitation of customer covenants set forth in the relevant employment agreements. Salary continuation payments will be offset by the amount of any compensation earned by an executive from other employment during the severance payment period.

Ethier, Schmeling and Warner Arrangements

Under their employment agreements, upon termination of their employment for other than death, disability or Cause (as defined below), these named executive officers are entitled to salary continuation for the remainder of their agreements. The expiration dates of the employment agreements for Mr. Ethier, Ms. Schmeling and Mr. Warner are February 28, 2010, October 26, 2010 and October 26, 2010, respectively.

Under these employment agreements, “cause” shall mean:

•

the plea of guilty or nolo contendere to, or conviction for, the commission of a felony offense by employee; provided, however, that after indictment, we may suspend executive from the rendition of services, but without limiting or modifying in any other way our obligations under the agreement;

•	a material breach by the executive of a fiduciary duty owed to us;

•	a material breach by executive of any of the covenants made by executive in his or her employment agreement;

•	the willful or gross neglect by the executive of the material duties required by the agreement; or

•	a violation of any company policy pertaining to ethics, wrongdoing or conflicts of interest.

Over the years, these named executive officers have been issued awards of various types. These awards contain various provisions for acceleration upon different events. Generally, upon termination of employment by HSNi for other than death, disability, or Cause, the named executive officers are entitled to accelerated vesting of certain of these awards. In addition, upon Change of Control (as defined above), the named executive officers are also entitled to accelerated vesting of certain unvested awards outstanding as of that date. Upon a Change of Control (combined with a termination of employment), these named executive officers are entitled to accelerated vesting of all unvested awards outstanding as of that date.

The amounts payable upon termination are all subject to the execution of a general release and to compliance with confidentiality, non-compete, non-solicitation of employees and non-solicitation of customer covenants set forth in the relevant employment agreements. Salary continuation payments will be offset by the amount of any compensation earned by an executive from other employment during the severance payment period.

Estimated Post-Employment Compensation and Benefits

The following table describes the potential payments and benefits under our compensation and benefit plans and arrangements to which our named executive officers would have been entitled upon termination of employment or change in control. The amounts shown in the table assume that the termination or change in control was effective as of December 31, 2008 and that the price of HSNi common stock on which certain calculations are based was the closing price of $7.27 on The Nasdaq Global Select Market on that date. These amounts do not take into account equity grants made, and contractual obligations entered into, after December 31, 2008. The actual amounts to be paid out can only be determined at the time the event actually occurs.

Name and Benefit	Termination without cause	Resignation for good reason	Death or Disability	Change in Control	Termination w/o cause or for good reason in connection with Change in Control
Mindy Grossman
Cash Severance (salary)	$2,000,000	$2,000,000	—	—	$2,000,000
Stock Options and SARs (vesting accelerated)	—	—	—	—	—
RSUs (vesting accelerated)	1,212,345	1,212,345	—	1,212,345	1,212,345
Health Benefits	23,346	23,346	—	—	23,346

Total estimated value	$3,235,691	$3,235,691	—	$1,212,345	$3,235,691

Mark Ethier
Cash Severance (salary)	$522,693	—	—	—	$522,693
Stock Options and SARs (vesting accelerated)	—	—	—	—	33,975
RSUs (vesting accelerated)	—	—	—	—	547,696

Total estimated value	$522,693	—	—	—	$1,104,364

Barbara Lynne Ronon
Cash Severance (salary)	$374,520	—	—	—	$374,520
Stock Options and SARs (vesting accelerated)	—	—	—	—	33,975
RSUs (vesting accelerated)		—	—	—	196,795

Total estimated value	$374,520	—	—	—	$605,290

Judy Schmeling
Cash Severance (salary)	$911,539	—	—	—	$911,539
Stock Options and SARs (vesting accelerated)	—	—	—	—	33,975
RSUs (vesting accelerated)	—	—	—	—	221,775

Total estimated value	$911,539	—	—	—	$1,167,289

James Warner
Cash Severance (salary)	$638,077	—	—	—	$638,077
Stock Options and SARs (vesting accelerated)	—	—	—	—	33,975
RSUs (vesting accelerated)	—	—	—	—	87,742

Total estimated value	$638,077	—	—	—	$759,794

Securities Authorized for Issuance under Equity Compensation Plans

The table below provides information pertaining to all compensation plans under which equity securities of our company are authorized for issuance as of December 31, 2008:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in 1st column)
Equity compensation plans approved by security holders for:
Employee equity compensation	2,232,891	15.56	2,767,109
Non-employee directors’ deferred compensation plan	3,961	—	96,039
Adjusted Awards under employee equity plan approved by IAC shareholders prior to the spin-off	4,819,674	15.25	—

Subtotal	7,056,526	15.35	2,863,148
Equity compensation plans not approved by security holders:	—	—	—
Total equity compensation plans (2)	7,056,526	15.35	2,863,148

(1)	The calculation of the weighted average exercise price includes RSUs that do not have an exercise price. Excluding the RSUs, the weighted average exercise price of outstanding options and SARs would be $19.30 for the equity compensation plan approved by security holders, $19.25 for the equity compensation plan approved by IAC shareholders prior to the spin-off and $19.27 for all equity compensation plans.

(2)	Approximately 2.3 million of the securities to be issued are held by employees of the other Spincos and not by employees of HSNi.

Pension Benefits

We do not currently have any plans that provide for payments or other benefits at, following, or in connection with retirement.

Non-Qualified Deferred Compensation

We do not currently have any other defined contribution or other plan that provides for deferred compensation on a basis that is not tax-qualified.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Officers and Directors

The following table sets forth information as of March 6, 2009, with respect to the beneficial ownership of our common stock by (i) each shareholder who, to our knowledge, is the beneficial owner of more than 5% of the outstanding common stock, (ii) each director (iii) each of our named executive officers, and (iv) all of our executive officers and directors as a group. The percentages below are based on 56,342,620 shares of common stock outstanding on March 6, 2009. In each case, except as otherwise indicated in the footnotes to the table, the shares of common stock are owned directly by the named owners, with sole voting and dispositive power. Beneficial ownership has been determined in accordance with the SEC rules and regulations.

Unless otherwise indicated, beneficial owners listed here may be contacted at our corporate headquarters located at 1 HSN Drive, St. Petersburg, Florida 33729.

Name and Address of Beneficial Owner	Shares	%
Liberty Media Corporation (1) 12300 Liberty Boulevard Englewood, CO 80112	16,643,958	29.5
Lord Abbett & Co. LLC (2) 90 Hudson Street, 11th Floor Jersey City, NJ 07302	9,782,413	17.4
Gregory R. Blatt	33,512	*
Patrick Bousquet-Chavanne (3)	2,063	—
Michael C. Boyd	—	—
William Costello (4)	14,219	*
Mark Ethier (5)	20,597	*
James M. Follo	—	—
Mindy Grossman (6)	114,773	*
Stephanie Kugelman	—	—
Arthur C. Martinez	2,500	*
Thomas J. McInerney	57,975	*
John B. Morse, Jr. (3)	179	—
Barbara Lynne Ronon (7)	3,796	—
Judy Schmeling (8)	27,601	*
James Warner (9)	12,662	*
All executive officers and directors as a group (14 persons)	289,877	*

*	The percentage of shares beneficially owned does not exceed 1%

(1)	Reflects shares beneficially owned by Liberty Media Corporation as of August 20, 2008, based on Schedule 13D filed with the SEC on August 29, 2008, which indicates that Liberty, whose principal business is owning a broad range of electronic retailing, media, communications and entertainment businesses and investments, has sole voting and dispositive power with respect to such shares. According to a Schedule 14A filed by Liberty on April 24, 2008, Liberty’s chairman, John C. Malone, controls 33% of the voting power of Liberty.

(2)	Reflects shares beneficially owned by Lord Abbett & Co. LLC (“Lord Abbett”) as of December 31, 2008, based on a Schedule 13G/A filed with the SEC on February 13, 2009, which indicates that Lord Abbett, an investment advisor, has sole dispositive power with respect to all such shares and sole voting power with respect to 8,406,833 shares. According to the Schedule 13G/A, the shares are held on behalf of investment advisory clients, which may include investment companies registered under the Investment Company Act, employee benefit plans, pension funds and other institutional clients. The Schedule 13G/A certifies that such shares were acquired in the ordinary course and not with the purpose or with the effect of changing or influencing control of HSNi.

(3)	Represents share units accrued in lieu of cash fees for serving as a director pursuant to HSNi’s Non-Employee Director Compensation Plan.

(4)	Includes (i) 1,719 share units accrued in lieu of cash fees for serving as a director pursuant to HSNi’s Non-Employee Director Compensation Plan and (ii) 12,500 shares of HSNi common stock held directly by the reporting person.

(5)	Represents (i) 5,768 shares of common stock and (ii) 14,829 shares issuable upon currently exercisable options.

(6)	Represents (i) 16,715 shares held directly. (ii) 1,500 shares held by a family member sharing the same household, (iii) 87,232 shares issuable upon currently exercisable options, and (iv) 9,326 shares issuable upon vesting of RSUs which vest on May 1, 2009.

(7)	Represents (i) 307 shares held directly by Ms. Ronon, and (ii) 3,489 shares represented by currently exercisable options.

(8)	Represents (i) 10,873 shares held directly by Ms. Schmeling or held indirectly by Ms. Schmeling through a 401(k) Plan, and (ii) 16,728 shares issuable upon currently exercisable options.

(9)	Represents (i) 1,047 shares held directly by Mr. Warner, and (ii) 11,615 shares issuable upon currently exercisable options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our securities with the SEC, and to furnish us with copies of all Section 16(a) reports that they file. We believe that during the fiscal year ended December 31, 2008, our directors, executive officers, and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements. In making this statement, we have relied upon a review of the copies of Section 16(a) reports furnished to us and the written representations of our directors, executive officers, and greater than 10% shareholders.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval of Related Person Transactions

Prior to the spin-off in August 2008, we were subject to the policies and procedures of IAC regarding the review and approval of related person transactions. Immediately prior to the spin-off, we adopted a written policy governing the review and approval of related person transactions. Consistent with applicable law and listing standards, the terms “related person” and “transaction” are determined by reference to Item 404(a) of Regulation S-K under the Securities Act. In accordance with the policy, management is required to determine whether any proposed transaction, arrangement or relationship with a related person falls within the definition of “transaction,” and if so, submit the transaction to the Audit Committee for approval. The Audit Committee, in considering whether to approve related person transactions, consider all facts and circumstances that it deems relevant.

Relationships Involving Named Executive Officers

HSNi works with High Fashion Garments, Inc., or HFG, and a number of other third parties to develop new product lines and source manufacturers for existing product lines in the ordinary course of business. The brother-in-law of Mindy Grossman, HSNi’s Chief Executive Officer, is an employee of HFG, in which capacity he assisted with the development and manufacturing of three product lines for HSN, and his spouse is a consultant for HFG, in which capacity she assisted with the design and development of a product line for HSN. In 2008, HSNi purchased merchandise from HFG that was developed, manufactured and/or designed with assistance from these individuals. For the ended December 31, 2008, HSNi paid this vendor $5,425,178 for merchandise.

Relationship Between HSNi and IAC

HSNi’s expenses include allocations from IAC of costs associated with IAC’s accounting, treasury, legal, tax, corporate support, human resources and internal audit functions. These expenses were allocated based on the ratio of HSNi’s revenue as a percentage of IAC’s total revenue. Allocated costs were $3.3 million for the year ended December 31, 2008. It is not practicable to determine what the amounts of these expenses would have been incurred had HSNi operated as an unaffiliated entity. In the opinion of management, the allocation method is reasonable.

During 2008, IAC provided HSNi with non-cash advertising totaling $8.0 million.

For purposes of governing certain of the ongoing relationships between HSNi and IAC at and after the spin-off and to provide for an orderly transition, effective August 20, 2008, HSNi entered into the following agreements:

•

a Separation and Distribution Agreement that sets forth the arrangements between IAC and HSNi regarding the principal transactions necessary to separate HSNi from IAC, and that governs certain aspects of the relationship of HSNi with IAC and the other Spincos after the spin-off;

•

a Tax Sharing Agreement that governs the respective rights, responsibilities and obligations of IAC and HSNi after the spin-off with respect to tax periods ending on or before the spin-off, including tax liabilities and benefits, tax attributes, tax contests and other matters regarding income taxes, other taxes and related tax returns;

•

an Employee Matters Agreement that covers a wide range of compensation and benefit issues, including the allocation among IAC and HSNi of responsibility for the employment and benefit obligations and liabilities of each company’s current and former employees (and their dependents and beneficiaries), as well as the provision of health and welfare benefits to employees of HSNi (the costs of which will be borne by HSNi) pursuant to IAC’s employee benefit plans through the end of 2008; and

•	a Transition Services Agreement that governs the provision of transition services among IAC and HSNi.

Relationship between HSNi and Liberty

Also in connection with the spin-off, pursuant to a Spinco Assignment and Assumption Agreement, dated as of August 20, 2008, among HSNi, IAC, Liberty Media Corporation (“Liberty”) and a subsidiary of Liberty that holds shares of IAC common stock and IAC Class B common stock (together with Liberty, the “Liberty Parties”), HSNi (i) assumed from IAC all rights and obligations providing for post-spin-off governance and other arrangements at HSNi under the Spinco Agreement, dated May 13, 2008, among IAC, Liberty and affiliates of Liberty that held shares of IAC common stock and/or Class B common stock at the time such Spinco Agreement was entered into, and (ii) as required by the Spinco Agreement, entered into a registration rights agreement with the Liberty Parties.

Spinco Agreement

Representation of Liberty on the Board of Directors

The Spinco Agreement generally provides that so long as Liberty beneficially owns securities of HSNi representing at least 20% of the total voting power of the HSNi’s equity securities, Liberty has the right to nominate up to 20% of the directors serving on the Board of Directors (rounded up to the nearest whole number). Any individual nominated by Liberty must be reasonably acceptable to a majority of the directors on HSNi’s Board who were not nominated by Liberty. All but one of Liberty’s nominees serving on the Board of Directors must qualify as “independent” under applicable stock exchange rules. In addition, the Nominating Committee of the Board may include only “Qualified Directors,” namely directors other than any who were nominated by Liberty, are officers or employees of HSNi or were not nominated by the Nominating Committee in connection with their initial election to the Board and for whose election any Liberty Party voted shares.

Until the second anniversary of the spin-off, the Liberty Parties agreed to vote all of the equity securities of HSNi beneficially owned by them in favor of the election of the full slate of director nominees recommended to shareholders by the HSNi Board of Directors so long as the slate includes the director-candidates that Liberty has the right to nominate.

Acquisition Restrictions

The Liberty Parties have agreed not to acquire beneficial ownership of any equity securities of HSNi (with specified exceptions) unless:

•	the acquisition was approved by a majority of the Qualified Directors;

•	the acquisition is permitted under the provisions described in “Competing Offers” below; or

•	after giving effect to the acquisition, Liberty’s ownership percentage of the equity securities of HSNi, based on voting power, would not exceed the Applicable Percentage.

The “Applicable Percentage” is Liberty’s ownership percentage upon the spin-off of HSNi, based on voting power (approximately 30% as of December 31, 2008), plus 5%, but in no event more than 35%. Following the spin-off, the Applicable Percentage for the Spinco will be reduced for specified transfers of equity securities of the Spinco by the Liberty Parties. During the first two years following the spin-off, acquisitions by the Liberty Parties are further limited to specified extraordinary transactions and, otherwise, to acquisitions representing no more than one-third of HSNi Common Stock received by the Liberty Parties in the spin-off.

Standstill Restrictions

Until the second anniversary of the spin-off, unless a majority of the Qualified Directors consent or to the extent permitted by the provisions described under “Acquisition Restrictions” or “Competing Offers” or in certain other limited circumstances, no Liberty Party may:

•	offer to acquire beneficial ownership of any equity securities of such Spinco;

•	initiate or propose any shareholder proposal or seek or propose to influence, advise, change or control the management, Board of Directors, governing instruments or policies or affairs of HSNi;

•	offer, seek or propose, collaborate on or encourage any merger or other extraordinary transaction;

•	subject any equity securities of HSNi to a voting agreement;

•	make a request to amend any of the provisions described under “Acquisition Restrictions”, “Standstill Restrictions” or “Competing Offers”;

•

make any public disclosure, or take any action which could reasonably be expected to require HSNi to make any public disclosure, with respect to any of the provisions described under “Standstill Restrictions”; or

•	enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the provisions described hereunder.

Transfer Restrictions

Unless a majority of the Qualified Directors consent, the Spinco Agreement prohibits transfers by the Liberty Parties of any equity securities of HSNi to any person except for certain transfers, including:

•	transfers under Rule 144 under the Securities Act (or, if Rule 144 is not applicable, in “broker transactions”);

•	transfers pursuant to a third party tender or exchange offer or in connection with any merger or other business combination, which merger or business combination has been approved by HSNi;

•

transfers in a public offering in a manner designed to result in a wide distribution, provided that no such transfer is made, to the knowledge of the Liberty Parties, to any person whose ownership percentage (based on voting power) of HSNi’s equity securities, giving effect to the transfer, would exceed 15%;

•

a transfer of all of the equity securities of HSNi beneficially owned by the Liberty Parties and their affiliates in a single transaction if the transferee’s ownership percentage (based on voting power), after giving effect to the transfer, would not exceed the Applicable Percentage and only if the transferee assumes all of the rights and obligations (subject to limited exceptions) of the Liberty Parties under the Spinco Agreement relating;

•

specified transfers in connection with changes in the beneficial ownership of the ultimate parent company of a Liberty Party or a distribution of the equity interests of a Liberty Party or certain similar events; and

•	specified transfers relating to certain hedging transactions or stock lending transactions in respect of the Liberty Parties’ equity securities in HSNi, subject to specified restrictions.

During the first two years following the spin-off, transfers otherwise permitted by the first and third bullets above will be prohibited, and transfers otherwise permitted by the fourth and sixth bullets above in respect of which IAC and HSNi do not make certain determinations with respect to the transferee will be prohibited, unless such transfers represent no more than one-third of HSNi Common Stock received by the Liberty Parties in the spin-off.

Competing Offers

During the period when Liberty has the right to nominate directors to the Board, if the Board determines to pursue certain types of transactions on a negotiated basis (either through an “auction” or with a single bidder), Liberty is granted certain rights to compete with the bidder or bidders, including the right to receive certain notices and information, subject to specified conditions and limitations. In connection with any such transaction that HSNi is negotiating with a single bidder, the Board must consider any offer for a transaction made in good faith by Liberty but is not obligated to accept any such offer or to enter into negotiations with Liberty.

If a third party (x) commences a tender or exchange offer for at least 35% of the capital stock of HSNi other than pursuant to an agreement with HSNi or (y) publicly discloses that its ownership percentage (based on voting power) exceeds 20% and the Board fails to take certain actions to block such third party from acquiring an ownership percentage of HSNi (based on voting power) exceeding the Applicable Percentage, the Liberty Parties generally will be relieved of the obligations described under “Standstill Restrictions” and “Acquisition Restrictions” above to the extent reasonably necessary to permit Liberty to commence and consummate a competing offer. If Liberty’s ownership percentage (based on voting power) as a result of the consummation of a competing offer in response to a tender or exchange offer described in (x) above exceeds 50%, any consent or approval requirements of the Qualified Directors in the Spinco Agreement will be terminated, and, following the later of the second anniversary of the spin-off and the date that Liberty’s ownership percentage (based on voting power) exceeds 50%, the obligations described under “Acquisition Restrictions” will be terminated.

Other

Following the spin-off, amendments to the Spinco Agreement and determinations required to be made thereunder (including approval of transactions between a Liberty Party and HSNi that would be reportable under the proxy rules) will require the approval of the Qualified Directors.

Registration Rights Agreement

Under the registration rights agreement, the Liberty Parties and their permitted transferees (the “Holders”) will be entitled to three demand registration rights (and unlimited piggyback registration rights) in respect of the shares of HSNi common stock received by the Liberty Parties as a result of the spin-off and other shares of HSNi common stock acquired by the Liberty Parties consistent with the Spinco Agreement (collectively, the “Registrable Shares”). The Holders will be permitted to exercise their registration rights in connection with certain hedging transactions that they may enter into in respect of the Registrable Shares.

HSNi will be obligated to indemnify the Holders, and each selling Holder will be obligated to indemnify HSNi, against specified liabilities in connection with misstatements or omissions in any registration statement.

ANNUAL REPORTS AND OTHER MATERIALS

Upon written request to the Corporate Secretary, HSN, Inc., 1 HSN Drive, St. Petersburg, Florida 33729, we will provide without charge to each person solicited an additional copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules filed therewith. Copies are also available on our website, www.hsni.com. We will furnish requesting shareholders with any exhibit not contained in its Annual Report upon written request without charge.

Our code of business conduct and ethics, which applies to all employees (including executive officers) and directors is posted on our website at www.hsni.com. The code of business conduct and ethics complies with applicable laws and listing requirements. Any waivers to the code of business conduct and ethics for our executive officers and directors will also be disclosed on our website. We will furnish requesting shareholders with a copy of our code of business conduct and ethics upon written request without charge.

PROPOSALS BY SHAREHOLDERS FOR THE 2010 ANNUAL MEETING

Shareholders who intend to have a proposal considered for inclusion in HSN, Inc. proxy materials for presentation at the 2010 annual meeting of shareholders must submit the proposal to us at our corporate headquarters no later than March 3, 2010, which proposal must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. Shareholders who intend to present a proposal at the 2010 annual meeting of shareholders without inclusion of the proposal in our proxy materials are required to provide notice of such proposal to HSN, Inc. no later than March 3, 2010. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 19, 2009.

The Proxy Statement and Annual Report to Shareholders are available at:

•	http://bnymellon.mobular.net/bnymellon/hsni for registered holders; and

•	http://bnymellon.mobular.net/bnymellon/hsni for beneficial owners who own their shares in street name.

•	These materials are also available at HSNi’s investor relations website at www.hsni.com.

YOUR VOTE IS VERY IMPORTANT. THE BOARD ENCOURAGES YOU TO MARK,

DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE

ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.

Annex A

HSN, INC.

SECONDED AMENDED AND RESTATED 2008 STOCK AND ANNUAL INCENTIVE PLAN

Section 1. Purpose; Definition

The purpose of this Plan is (a) to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a stock and incentive plan providing incentives directly linked to stockholder value and (b) to assume and govern other awards pursuant to the adjustment of awards granted under any IAC Long Term Incentive Plan (as defined in the Employee Matters Agreement) in accordance with the terms of the Employee Matters Agreement (“Adjusted Awards”). Certain terms used herein have definitions given to them in the first place in which they are used. In addition, for purposes of this Plan, the following terms are defined as set forth below:

(a) “Affiliate” means a corporation or other entity controlled by, controlling or under common control with, the Company.

(b) “Applicable Exchange” means Nasdaq or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

(c) “Award” means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or other stock-based award granted or assumed pursuant to the terms of this Plan, including Adjusted Awards.

(d) “Award Agreement” means a written or electronic document or agreement setting forth the terms and conditions of a specific Award.

(e) “Beneficial Ownership” shall have the meaning given in Rule 13d-3 promulgated under the Exchange Act.

(f) “Board” means the Board of Directors of the Company.

(g) “Bonus Award” means a bonus award made pursuant to Section 9.

(h) “Cause” means, unless otherwise provided in an Award Agreement, (i) “Cause” as defined in any Individual Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Cause: (A) the willful or gross neglect by a Participant of his employment duties; (B) the plea of guilty or nolo contendere to, or conviction for, the commission of a felony offense by a Participant; (C) a material breach by a Participant of a fiduciary duty owed to the Company or any of its subsidiaries; (D) a material breach by a Participant of any nondisclosure, non-solicitation or non-competition obligation owed to the Company or any of its Affiliates; or (E) before a Change in Control, such other events as shall be determined by the Committee and set forth in a Participant’s Award Agreement. Notwithstanding the general rule of Section 2(c), following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

(i) “Change in Control” has the meaning set forth in Section 10(c).

(j) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

(k) “Commission” means the Securities and Exchange Commission or any successor agency.

(l) “Committee” has the meaning set forth in Section 2(a).

(m) “Common Stock” means common stock, par value $0.01 per share, of the Company.

(n) “Company” means HSN, Inc., a Delaware corporation, or its successor.

(o) “Disability” means (i) “Disability” as defined in any Individual Agreement to which the Participant is a party, or (ii) if there is no such Individual Agreement or it does not define “Disability,” (A) permanent and total disability as determined under the Company’s long-term disability plan applicable to the Participant, or (B) if there is no such plan applicable to the Participant or the Committee determines otherwise in an applicable Award Agreement, “Disability” as determined by the Committee. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code and, with respect to all Awards, to the extent required by Section 409A of the Code, “disability” within the meaning of Section 409A of the Code.

(p) “Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

(q) “EBITA” means for any period, operating profit (loss) plus (i) amortization, including goodwill impairment, (ii) amortization of non-cash distribution and marketing expense and non-cash compensation expense, (iii) restructuring charges, (iv) non-cash write-downs of assets or goodwill, (v) charges relating to disposal of lines of business, (vi) litigation settlement amounts and (vii) costs incurred for proposed and completed acquisitions.

(r) “EBITDA” means for any period, operating profit (loss) plus (i) depreciation and amortization, including goodwill impairment, (ii) amortization of non-cash distribution and marketing expense and non-cash compensation expense, (iii) restructuring charges, (iv) non-cash write-downs of assets or goodwill, (v) charges relating to disposal of lines of business, (vi) litigation settlement amounts and (vii) costs incurred for proposed and completed acquisitions.

(s) “Eligible Individuals” means directors, officers, employees and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective employees and consultants who have accepted offers of employment or consultancy from the Company or its Subsidiaries or Affiliates.

(t) “Employee Matters Agreement” means the Employee Matters Agreement by and among IAC, Ticketmaster, Interval Leisure Group, Inc., HSN, Inc. and Tree.com, Inc.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(v) “Fair Market Value” means, unless otherwise determined by the Committee, the closing price of a share of Common Stock on the Applicable Exchange on the date of measurement, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion, taking into account, to the extent appropriate, the requirements of Section 409A of the Code.

(w) “Free-Standing SAR” has the meaning set forth in Section 5(b).

(x) “Grant Date” means (i) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares to be subject to such Award or the formula for earning a number of shares or cash amount, (ii) such later date as the Committee shall provide in such resolution or (iii) the initial date on which an Adjusted Award was granted under the IAC Long Term Incentive Plan.

(y) “Group” shall have the meaning given in Section 13(d)(3) and 14(d)(2) of the Exchange Act.

(z) “IAC” means IAC/InterActiveCorp, a Delaware corporation.

(aa) “Incentive Stock Option” means any Option that is designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.

(bb) “Individual Agreement” means an employment, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.

(cc) “Nasdaq” means the National Association of Securities Dealers Inc. Automated Quotation System.

(dd) “Nonqualified Option” means any Option that is not an Incentive Stock Option.

(ee) “Option” means an Award granted under Section 5.

(ff) “Participant” means an Eligible Individual to whom an Award is or has been granted.

(gg) “Performance Goals” means the performance goals established by the Committee in connection with the grant of Restricted Stock, Restricted Stock Units or Bonus Awards or other stock-based awards. In the case of Qualified-Performance Based Awards, (i) such goals shall be based on the attainment of one or any combination of the following: specified levels of earnings per share from continuing operations, net profit after tax, EBITDA, EBITA, gross profit, cash generation, unit volume, market share, sales, asset quality, earnings per share, operating income, revenues, return on assets, return on operating assets, return on equity, profits, total stockholder return (measured in terms of stock price appreciation and/or dividend growth), cost saving levels, marketing-spending efficiency, core non-interest income, change in working capital, return on capital, and/or stock price, with respect to the Company or any Subsidiary, Affiliate, division or department of the Company and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations. Such Performance Goals also may be based upon the attaining of specified levels of Company, Subsidiary, Affiliate or divisional performance under one or more of the measures described above relative to the performance of other entities, divisions or subsidiaries.

(hh) “Plan” means this HSN, Inc. Seconded Amended and Restated 2008 Stock and Annual Incentive Plan, as set forth herein and as hereafter amended from time to time.

(ii) “Plan Year” means the calendar year or, with respect to Bonus Awards, the Company’s fiscal year if different.

(jj) “Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 11.

(kk) “Restricted Stock” means an Award granted under Section 6.

(ll) “Restricted Stock Units” means an Award granted under Section 7.

(mm) “Resulting Voting Power” shall mean the outstanding combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or equivalent governing body, if applicable) of the entity resulting from a Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries).

(nn) “Retirement” means retirement from active employment with the Company, a Subsidiary or Affiliate at or after the Participant’s attainment of age 65.

(oo) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

(pp) “Separation” has the meaning set forth in the Employee Matters Agreement.

(qq) “Share” means a share of Common Stock.

(rr) “Specified Employee” shall mean any individual who is a “key employee” (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) with respect to the Company and its affiliates, as determined by the Company in accordance with its uniform policy with respect to all arrangements subject to Section 409A of the Code, based upon the twelve (12) month period ending December 31st. All individuals who are determined to be key employees under Section 416(i)(1)(A)(i), (ii) or (iii) of the Code (without regard to paragraph (5) thereof) on December 31st shall be treated as Specified Employees for purposes of the Plan during the twelve (12) month period that begins on the following April 1st.

(ss) “Stock Appreciation Right” has the meaning set forth in Section 5(b).

(tt) “Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

(uu) “Tandem SAR” has the meaning set forth in Section 5(b).

(vv) “Term” means the maximum period during which an Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.

(ww) “Termination of Employment” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, if a Participant’s employment with, or membership on a board of directors of the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee director capacity or as an employee, as applicable, such change in status shall not be deemed a Termination of Employment. A Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of (or service provider for), or member of the board of directors of, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment. Notwithstanding the foregoing, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, “Termination of Employment” shall mean a “separation from service” as defined under Section 409A of the Code. For the avoidance of doubt, the Separation shall not constitute a Termination of Employment for purposes of any Adjusted Award.

Section 2. Administration

(a) Committee. The Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate (the “Committee”), which shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. The Committee shall, subject to Section 11, have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals. Among other things, the Committee shall have the authority, subject to the terms and conditions of the Plan and the Employee Matters Agreement (including the original terms of the grant of the Adjusted Award):

(i) to select the Eligible Individuals to whom Awards may from time to time be granted;

(ii) to determine whether and to what extent Incentive Stock Options, Nonqualified Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, other stock-based awards, or any combination thereof, are to be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;

(v) subject to Section 12, to modify, amend or adjust the terms and conditions of any Award;

(vi) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(vii) subject to Section 11, to accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

(viii) to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto);

(ix) to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable;

(x) to determine whether, to what extent, and under what circumstances cash, Shares, and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant;

(xi) to decide all other matters that must be determined in connection with an Award; and

(xii) to otherwise administer the Plan.

(b) Procedures.

(i) The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 11, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.

(ii) Subsection to Section 11(c), any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(c) Discretion of Committee. Subject to Section 1(h), any determination made by the Committee or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, Participants, and Eligible Individuals.

(d) Award Agreements. The terms and conditions of each Award, as determined by the Committee, shall be set forth in an Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall not be subject to the Award Agreement’s being signed by the Company and/or the Participant receiving the Award unless specifically so provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 12 hereof. Notwithstanding the provisions of the Plan or an Award Agreement to the contrary, in the event that any term of any Award Agreement conflicts with any provision of the Plan that specifically pertains to Section 409A of the Code, the provision of the Plan shall govern.

Section 3. Common Stock Subject to Plan

(a) Plan Maximums. The maximum number of Shares that may be delivered pursuant to Awards under the Plan shall be the sum of (a) the number of Shares that may be issuable upon exercise or vesting of the Adjusted Awards and (b) 8,000,000. The maximum number of Shares that may be granted pursuant to Options intended to be Incentive Stock Options shall be 3,333,333 Shares. Shares subject to an Award under the Plan may be authorized and unissued Shares or may be treasury Shares.

(b) Individual Limits. No Participant may be granted Awards covering in excess of 3,333,333 Shares during the term of the Plan; provided that Adjusted Awards shall not be subject to this limitation.

(c) Rules for Calculating Shares Delivered.

(i) With respect to Awards other than Adjusted Awards, to the extent that any Award is forfeited, or any Option and the related Tandem SAR (if any) or Free-Standing SAR terminates, expires or lapses without being exercised, or any Award is settled for cash, the Shares subject to such Awards not delivered as a result thereof shall again be available for Awards under the Plan.

(ii) With respect to Awards other than Adjusted Awards, if the exercise price of any Option and/or the tax withholding obligations relating to any Award are satisfied by delivering Shares to the Company (by either actual delivery or by attestation), only the number of Shares issued net of the Shares delivered or attested to shall be deemed delivered for purposes of the limits set forth in Section 3(a). To the extent any Shares subject to an Award are withheld to satisfy the exercise price (in the case of an Option) and/or the tax withholding obligations relating to such Award, such Shares shall not be deemed to have been delivered for purposes of the limits set forth in Section 3(a).

(d) Adjustment Provision. In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (ii) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (iii) the number and kind of Shares or other securities subject to outstanding Awards; and (iv) the exercise price of outstanding Options and Stock Appreciation Rights. In the event of a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (ii) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (iii) the number and kind of Shares or other securities subject to outstanding Awards; and (iv) the exercise price of outstanding Options and Stock Appreciation Rights. In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which stockholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (2) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (3) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). The Committee may adjust in its sole discretion the Performance Goals applicable to any Awards to reflect any Share Change and any Corporate Transaction and any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or the Company’s other SEC filings, provided that in the case of Performance Goals applicable to any Qualified Performance-Based Awards, such adjustment does not violate Section 162(m) of the Code. Any adjustment under this Section 3(d) need not be the same for all Participants.

(e) Section 409A. Notwithstanding the foregoing: (i) any adjustments made pursuant to Section 3(d) to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments made pursuant to Section 3(d) to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code; and (iii) in any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to Section 3(d) to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the Grant Date to be subject thereto as of the Grant Date.

Section 4. Eligibility

Awards may be granted under the Plan to Eligible Individuals and, with respect to Adjusted Awards, in accordance with the terms of the Employee Matters Agreement; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code) and, with respect to Adjusted Awards that are intended to qualify as incentive stock options within the meaning of Section 421 of the Code, in accordance with the terms of the Employee Matters Agreement.

Section 5. Options and Stock Appreciation Rights

With respect to Adjusted Awards, the provisions below will be applicable only to the extent that they are not inconsistent with the Employee Matters Agreement and the terms of the Adjusted Award assumed under the Employee Matters Agreement:

(a) Types of Options. Options may be of two types: Incentive Stock Options and Nonqualified Options. The Award Agreement for an Option shall indicate whether the Option is intended to be an Incentive Stock Option or a Nonqualified Option.

(b) Types and Nature of Stock Appreciation Rights. Stock Appreciation Rights may be “Tandem SARs,” which are granted in conjunction with an Option, or “Free-Standing SARs,” which are not granted in conjunction with an Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

(c) Tandem SARs. A Tandem SAR may be granted at the Grant Date of the related Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.

(d) Exercise Price. The exercise price per Share subject to an Option or Free-Standing SAR shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a share of the Common Stock on the applicable Grant Date. In no event may any Option or Free-Standing SAR granted under this Plan be amended, other than pursuant to Section 3(d), to decrease the exercise price thereof, be cancelled in conjunction with the grant of any new Option or Free-Standing SAR with a lower exercise price or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or Free-Standing SAR, unless such amendment, cancellation, or action is approved by the Company’s stockholders.

(e) Term. The Term of each Option and each Free-Standing SAR shall be fixed by the Committee, but shall not exceed ten years from the Grant Date.

(f) Vesting and Exercisability. Except as otherwise provided herein, Options and Free-Standing SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Option or Free-Standing SAR will become exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Option or Free-Standing SAR.

(g) Method of Exercise. Subject to the provisions of this Section 5, Options and Free-Standing SARs may be exercised, in whole or in part, at any time during the applicable Term by giving written notice of exercise to the Company or through the procedures established with the Company’s appointed third-party Option administrator specifying the number of Shares as to which the Option or Free-Standing SAR is being exercised; provided, however, that, unless otherwise permitted by the Committee, any such exercise must be with respect to a portion of the applicable Option or Free-Standing SAR relating to no less than the lesser of the number of Shares then subject to such Option or Free-Standing SAR or 100 Shares. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the purchase price (which shall equal the product of such number of Shares multiplied by the applicable exercise price) by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made as follows:

(i) Payments may be made in the form of unrestricted Shares (by delivery of such Shares or by attestation) of the same class as the Common Stock subject to the Option already owned by the Participant (based on the Fair Market Value of the Common Stock on the date the Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned Shares of the same class as the Common Stock subject to the Option may be authorized only at the time the Option is granted.

(ii) To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms. To the extent permitted by applicable law, the Committee may also provide for Company loans to be made for purposes of the exercise of Options.

(iii) Payment may be made by instructing the Company to withhold a number of Shares having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Option is exercised) equal to the product of (A) the exercise price multiplied by (B) the number of Shares in respect of which the Option shall have been exercised.

(h) Delivery; Rights of Stockholders. No Shares shall be delivered pursuant to the exercise of an Option until the exercise price therefor has been fully paid and applicable taxes have been withheld. The applicable Participant shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to the Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 14(a), and (iii) in the case of an Option, has paid in full for such Shares.

(i) Terminations of Employment. Subject to Section 10, a Participant’s Options and Stock Appreciation Rights shall be forfeited upon such Participant’s Termination of Employment, except as set forth below:

(i) Upon a Participant’s Termination of Employment by reason of death, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the first anniversary of the date of such death and (B) the expiration of the Term thereof;

(ii) Upon a Participant’s Termination of Employment by reason of Disability or Retirement, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the first anniversary of such Termination of Employment and (B) the expiration of the Term thereof;

(iii) Upon a Participant’s Termination of Employment for Cause, any Option or Stock Appreciation Right held by the Participant shall be forfeited, effective as of such Termination of Employment;

(iv) Upon a Participant’s Termination of Employment for any reason other than death, Disability, Retirement or for Cause, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the 90th day following such Termination of Employment and (B) expiration of the Term thereof; and

(v) Notwithstanding the above provisions of this Section 5(i), if a Participant dies after such Participant’s Termination of Employment but while any Option or Stock Appreciation Right remains exercisable as set forth above, such Option or Stock Appreciation Right may be exercised at any time until the later of (A) the earlier of (1) the first anniversary of the date of such death and (2) expiration of the Term thereof and (B) the last date on which such Option or Stock Appreciation Right would have been exercisable, absent this Section 5(i)(v).

Notwithstanding the foregoing, the Committee shall have the power, in its discretion, to apply different rules concerning the consequences of a Termination of Employment; provided, however, that if such rules are less favorable to the Participant than those set forth above, such rules are set forth in the applicable Award Agreement. If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Nonqualified Option.

(j) Nontransferability of Options and Stock Appreciation Rights. No Option or Free-Standing SAR shall be transferable by a Participant other than (i) by will or by the laws of descent and distribution, or (ii) in the case of a Nonqualified Option or Free-Standing SAR, pursuant to a qualified domestic relations order or as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Participant’s family members or to a charitable organization, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto. A Tandem SAR shall be transferable only with the related Option as permitted by the preceding sentence. Any Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option or Stock Appreciation Right is permissibly transferred pursuant to this

Section 5(j), it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.

Section 6. Restricted Stock

With respect to Adjusted Awards, the provisions below will be applicable only to the extent that they are not inconsistent with the Employee Matters Agreement and the terms of the Adjusted Award assumed under the Employee Matters Agreement:

(a) Nature of Awards and Certificates. Shares of Restricted Stock are actual Shares issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of the applicable Participant and, in the case of Restricted Stock, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the HSN, Inc. 2008 Stock and Annual Incentive Plan and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of HSN, Inc., 1 HSN Drive, St. Petersburg, Florida 33729.”

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(b) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

(i) The Committee shall, prior to or at the time of grant, condition the vesting or transferability of an Award of Restricted Stock upon the continued service of the applicable Participant or the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate such an Award as a Qualified Performance-Based Award. The conditions for grant, vesting, or transferability and the other provisions of Restricted Stock Awards (including without limitation any Performance Goals) need not be the same with respect to each Participant.

(ii) Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Award for which such vesting restrictions apply and until the expiration of such vesting restrictions (the “Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.

(iii) Except as provided in this Section 6 and in the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Award Agreement and subject to Section 14(e), (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, and (B) subject to any adjustment pursuant to Section 3(d), dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock.

(iv) Except as otherwise set forth in the applicable Award Agreement, upon a Participant’s Termination of Employment for any reason during the Restriction Period, all Shares of Restricted Stock still subject to restriction shall be forfeited by such Participant; provided, however, that subject to Section 11(b), the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant’s Shares of Restricted Stock.

(v) If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.

Section 7. Restricted Stock Units

With respect to Adjusted Awards, the provisions below will be applicable only to the extent that they are not inconsistent with the Employee Matters Agreement and the terms of the Adjusted Award assumed under the Employee Matters Agreement:

(a) Nature of Awards. Restricted Stock Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in an amount in cash, Shares or both, based upon the Fair Market Value of a specified number of Shares.

(b) Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions:

(i) The Committee shall, prior to or at the time of grant, condition the grant, vesting, or transferability of Restricted Stock Units upon the continued service of the applicable Participant or the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate such Awards as Qualified Performance-Based Awards. The conditions for grant, vesting or transferability and the other provisions of Restricted Stock Units (including without limitation any Performance Goals) need not be the same with respect to each Participant. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest or at a later time specified by the Committee or in accordance with an election of the Participant, if the Committee so permits.

(ii) Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Units for which such vesting restrictions apply and until the expiration of such vesting restrictions (the “Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(iii) The Award Agreement for Restricted Stock Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive current or deferred payments of cash, Common Stock or other property corresponding to the dividends payable on the Common Stock (subject to Section 14(e) below).

(iv) Except as otherwise set forth in the applicable Award Agreement, upon a Participant’s Termination of Employment for any reason during the Restriction Period, all Restricted Stock Units still subject to restriction shall be forfeited by such Participant; provided, however, that subject to Section 11(b), the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant’s Restricted Stock Units, provided, however, if any of such Participant’s Restricted Stock Units constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code, settlement of such Restricted Stock Units shall not occur until the date such Restricted Stock Units would otherwise be settled pursuant to the terms of the Award Agreement.

Section 8. Other Stock-Based Awards

Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon or settled in, Common Stock, including (without limitation), unrestricted stock, performance units, dividend equivalents, and convertible debentures, may be granted under the Plan.

Section 9. Bonus Awards

(a) Determination of Awards. The Committee shall determine the total amount of Bonus Awards for each Plan Year or such shorter performance period as the Committee may establish in its sole discretion. Prior to the beginning of the Plan Year or such shorter performance period as the Committee may establish in its sole discretion (or such later date as may be prescribed by the Internal Revenue Service under Section 162(m) of the Code), the Committee shall establish Performance Goals for Bonus Awards for the Plan Year or such shorter period; provided, that such Performance Goals may be established at a later date for Participants who are not “covered employees” (within the meaning of Section 162(m)(3) of the Code). Bonus amounts payable to any individual Participant with respect to a Plan Year will be limited to a maximum of $10 million. For performance periods that are shorter than a Plan Year, such $10 million maximum may be pro-rated if so determined by the Committee.

(b) Payment of Awards. Bonus Awards under the Plan shall be paid in cash or in shares of Common Stock (valued at Fair Market Value as of the date of payment) as determined by the Committee, as soon as practicable following the close of the Plan Year or such shorter performance period as the Committee may establish. It is intended that a Bonus Award will be paid no later than the fifteenth (15th) day of the third month following the later of: (i) the end of the Participant’s taxable year in which the requirements for such Bonus Award have been satisfied by the Participant or (ii) the end of the Company’s fiscal year in which the requirements for such Bonus Award have been satisfied by the Participant. The Committee may at its option establish procedures pursuant to which Participants are permitted to defer the receipt of Bonus Awards payable hereunder (provided such plan complies with Section 409A of the Code). The Bonus Award for any Plan Year or such shorter performance period to any Participant may be reduced or eliminated by the Committee in its discretion.

Section 10. Change in Control Provisions

(a) Adjusted Awards. With respect to all Adjusted Awards, subject to Sections 3(d), 3(e), 10(e) and 14(k), unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of this Plan to the contrary, upon a Participant’s Termination of Employment, during the two-year period following a Change in Control, by the Company other than for Cause or Disability or by the Participant for Good Reason (as defined below):

(i) any Options outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall be fully exercisable and vested and shall remain exercisable until the later of (i) the last date on which such Option would be exercisable in the absence of this Section 10(a) and (ii) the earlier of (A) the first anniversary of such Change in Control and (B) expiration of the Term of such Option;

(ii) the restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall become free of all restrictions and become fully vested and transferable; and

(iii) all Restricted Stock Units outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall be considered to be earned and payable in full, and any restrictions shall lapse and such Restricted Stock Units shall be settled as promptly as is practicable in the form set forth in the applicable Award Agreement; provided, however, that with respect to any Restricted Stock Unit that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, the settlement of such Restricted Stock Units pursuant to this Section 10(a)(iii)

shall only occur upon the Change in Control if such Change in Control constitutes a “change in the ownership of the corporation,” a “change in effective control of the corporation: or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(v) of the Code.

(b) Impact of Event on Awards other than Adjusted Awards. Subject to paragraph (e) of this Section 10, and paragraph (d) of Section 12, unless otherwise provided in any applicable Award Agreement and except as otherwise provided in paragraph (a) of this Section 10, in connection with a Change of Control, the Committee may make such adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan’s purposes, including, without limitation, the acceleration of vesting of Awards either upon a Change of Control or upon various terminations of employment following a Change of Control. The Committee may provide for such adjustments as a term of the Award or may make such adjustments following the granting of the Award.

(c) Definition of Change in Control. For purposes of the Plan, unless otherwise provided in an option agreement or other agreement relating to an Award, a “Change in Control” shall mean the happening of any of the following events:

(i) The acquisition by any individual, entity or Group (a “Person”), other than the Company, of Beneficial Ownership of equity securities of the Company representing more than 50% of the voting power of the then outstanding equity securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that any acquisition that would constitute a Change in Control under this subsection (i) that is also a Business Combination shall be determined exclusively under subsection (iii) below; or

(ii) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the Incumbent Directors at such time shall become an Incumbent Director, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Company, the purchase of assets or stock of another entity, or other similar corporate transaction (a “Business Combination”), in each case, unless immediately following such Business Combination, (A) more than 50% of the Resulting Voting Power shall reside in Outstanding Company Voting Securities retained by the Company’s stockholders in the Business Combination and/or voting securities received by such stockholders in the Business Combination on account of Outstanding Company Voting Securities, and (B) at least a majority of the members of the board of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination were Incumbent Directors at the time of the initial agreement, or action of the Board, providing for such Business Combination; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, the Separation shall not constitute a Change in Control. For the avoidance of doubt, with respect to Adjusted Awards, any reference in an Award Agreement or the applicable IAC Long Term Incentive Plan to a “change in control,” “change of control” or similar definition shall be deemed to refer to a Change of Control hereunder.

(d) For purposes of this Section 10, “Good Reason” means (i) “Good Reason” as defined in any Individual Agreement or Award Agreement to which the applicable Participant is a party, or (ii) if there is no such

Individual Agreement or if it does not define Good Reason, without the Participant’s prior written consent: (A) a material reduction in the Participant’s rate of annual base salary from the rate of annual base salary in effect for such Participant immediately prior to the Change in Control, (B) a relocation of the Participant’s principal place of business more than 35 miles from the city in which such Participant’s principal place of business was located immediately prior to the Change in Control or (C) a material and demonstrable adverse change in the nature and scope of the Participant’s duties from those in effect immediately prior to the Change in Control. In order to invoke a Termination of Employment for Good Reason, a Participant shall provide written notice to the Company of the existence of one or more of the conditions described in clauses (A) through (C) within 90 days following the Participant’s knowledge of the initial existence of such condition or conditions, and the Company shall have 30 days following receipt of such written notice (the “Cure Period”) during which it may remedy the condition. In the event that the Company fails to remedy the condition constituting Good Reason during the Cure Period, the Participant must terminate employment, if at all, within 90 days following the Cure Period in order for such Termination of Employment to constitute a Termination of Employment for Good Reason.

(e) Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code, this Section 10 shall be applicable only to the extent specifically provided in the Award Agreement and as permitted pursuant to Section 14(k).

Section 11. Qualified Performance-Based Awards; Section 16(b)

(a) The provisions of this Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Participant who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such Option or Stock Appreciation Right is expected to be deductible to the Company qualify for the Section 162(m) Exemption, and all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention (including, without limitation, to require that all such Awards be granted by a committee composed solely of members who satisfy the requirements for being “outside directors” for purposes of the Section 162(m) Exemption (“Outside Directors”)). When granting any Award other than an Option or Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (i) the recipient is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) with respect to such Award, and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation (including, without limitation, that all such Awards be granted by a committee composed solely of Outside Directors).

(b) Each Qualified Performance-Based Award (other than an Option or Stock Appreciation Right) shall be earned, vested and payable (as applicable) only upon the achievement of one or more Performance Goals (as certified in writing by the Committee, except if compensation is attributable solely to the increase in the value of the Common Stock), together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate, and no Qualified Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under this Plan with respect to a Qualified Performance-Based Award under this Plan, in any manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption; provided, however, that (i) the Committee may provide, either in connection with the grant of the applicable Award or by amendment thereafter, that achievement of such Performance Goals will be waived upon the death or Disability of the Participant or under any other circumstance with respect to which the existence of such possible waiver will not cause the Award to fail to qualify for the Section 162(m) Exemption as of the Grant Date, and (ii) the provisions of Section 10 shall apply notwithstanding this Section 11(b).

(c) The full Board shall not be permitted to exercise authority granted to the Committee to the extent that the grant or exercise of such authority would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.

(d) The provisions of this Plan are intended to ensure that no transaction under the Plan is subject to (and not exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

Section 12. Term, Amendment and Termination

(a) Effectiveness. The Plan shall be effective as of the date (the “Effective Date”) it is adopted by the Board, subject to the approval by the holders of at least a majority of the voting power represented by outstanding capital stock of the Company that is entitled generally to vote in the election of directors.

(b) Termination. The Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

(c) Amendment of Plan. The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including without limitation Section 409A of the Code, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange.

(d) Amendment of Awards. Subject to Section 5(d), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption or without the Participant’s consent materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules or accounting rules.

Section 13. Unfunded Status of Plan

It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. Solely to the extent permitted under Section 409A, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan. Notwithstanding any provision of this Plan to the contrary, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, no trust shall be funded with respect to any such Award if such funding would result in taxable income to the Participant by reason of Section 409A(b) of the Code and in no event shall any such trust assets at any time be located or transferred outside of the United States, within the meaning of Section 409A(b) of the Code.

Section 14. General Provisions

(a) Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(b) Additional Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

(c) No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

(d) Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

(e) Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 14(e).

(f) Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such eligible Individual, after such Participant’s death, may be exercised.

(g) Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All Shares underlying Awards that are forfeited or canceled should revert to the Company.

(h) Governing Law and Interpretation. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

(i) Non-Transferability. Except as otherwise provided in Section 5(j) or by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

(j) Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

(k) Section 409A of the Code. It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided in this Section 14(k), and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A of the Code. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that constitutes a “nonqualified deferred compensation plan” subject to Section 409A of the Code, any payments (whether in cash, Shares or other property) to be made with respect to the Award upon the Participant’s Termination of Employment shall be delayed until the earlier of (A) the first day of the seventh month following the Participant’s Termination of Employment if the Participant is a “specified employee” within the meaning of Section 409A of the Code, and (B) the Participant’s death.

(l) Employee Matters Agreement. Notwithstanding anything in this Plan to the contrary, to the extent that the terms of this Plan are inconsistent with the terms of an Adjusted Award, the terms of the Adjusted Award shall be governed by the Employee Matters Agreement, the applicable IAC Long-Term Incentive Plan and the award agreement entered into thereunder.

PROXY

HSN, Inc.

Annual Meeting of Shareholders – May 19, 2009

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Mindy Grossman and Linda C. Frazier, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of HSN, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the company to be held May 19, 2009 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” EACH OF THE PROPOSALS LISTED, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OR POSTPONEMENT OF THE MEETING.

(Continued and to be marked, dated and signed, on the other side)

BNY MELLON SHAREOWNER SERVICES
Address Change/Comments (Mark the corresponding box on the reverse side)	P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

▲ FOLD AND DETACH HERE ▲
You can now access your BNY Mellon Shareowner Services account online.
Access your BNY Mellon Shareowner Services shareholder/stockholder account online via Investor ServiceDirect® (ISD).
The transfer agent for HSN, Inc., now makes it easy and convenient to get current information on your shareholder account.
• View account status • View certificate history • View book-entry information	• View payment history for dividends • Make address changes • Obtain a duplicate 1099 tax form • Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd

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								Please mark your votes as indicated in this example	☒
		FOR all nominees listed to the left (except as marked to the contrary	WITHHOLD AUTHORITY to vote for all nominees listed to the left	*EXCEPTIONS			FOR	AGAINST	ABSTAIN
1.	Election of Directors Nominees:	☐	☐	☐	2.	Approval of Second Amended and Restated 2008 Stock and Annual Incentive Plan.	☐	☐	☐
	01 Gregory R. Blatt 02 Michael C. Boyd 03 Patrick Bousquet-Chavanne 04 Wiliam Costello 05 James M. Follo	06 Mindy Grossman 07 Stephanie Kugelman 08 Arthur C. Martinez 09 Thomas J. McInerney 10 John B. Morse, Jr.			3.	Ratification of the appointment of Ernst & Young LLP as HSN, Inc.’s independent registered certified public accounting firm for the 2009 fiscal year.	☐	☐	☐
	(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 5:00 PM Eastern Time the day prior to annual meeting day.

INTERNET
HSN, Inc.	http://www.proxyvoting.com/hsni Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders The Proxy Statement and the 2008 Annual Report to Stockholders are available at: http://www.hsni.com

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
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